UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Owens Corning

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

of Stockholders

and Proxy Statement

DATE & TIME:

Thursday, December 4, 2008

10:00 a.m., Eastern Standard Time

PLACE:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

HOW TO VOTE

Most stockholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

Only stockholders who are eligible to vote at the Annual Meeting will be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. Stockholders must present a form of personal photo identification in order to be admitted to the Annual Meeting.

REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents. Please see the response to the question “What is “householding” and how does it affect me?” for more information on this stockholder program.

OWENS CORNING

Owens Corning World Headquarters

One Owens Corning Parkway

Toledo, Ohio 43659

Notice of Annual Meeting of Stockholders

TIME AND DATE:	10:00 a.m., Eastern Standard Time on Thursday, December 4, 2008

PLACE:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

PURPOSE:

1.      To elect five directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified: Gaston Caperton, Ann Iverson, Joseph F. Neely, W. Ann Reynolds and Robert B. Smith, Jr.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year.

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:	You can vote if you are a stockholder of record at the close of business on October 7, 2008.

ANNUAL REPORT:	Our annual report to stockholders consisting of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2007 (“2007 10-K”) and the Peer Group Performance Graph is enclosed with these materials as a separate booklet. Additional financial information is available on our website at http://www.owenscorning.com/investors. These documents and information are not a part of the proxy solicitation materials.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 4, 2008: The Notice of Annual Meeting and Proxy Statement and 2007 10-K and Peer Group Performance Graph are available at http://materials.proxyvote.com/690742.

By order of the Board of Directors,

Stephen K. Krull

Secretary

Toledo, Ohio

October 31, 2008

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PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Owens Corning (“Owens Corning,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2008 Annual Meeting of Stockholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Stockholders on December 4, 2008, beginning at 10:00 a.m., Eastern Standard Time. The Annual Meeting will be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019. Seating will be limited.

This Notice of Annual Meeting and Proxy Statement, form of proxy and voting instructions are being mailed starting October 31, 2008.

How can I attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders who are eligible to vote at the Annual Meeting or their authorized representatives.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Owens Corning stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

Stockholders must present a form of personal photo identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Owens Corning common stock at the close of business on October 7, 2008 are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 128,599,870 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Owens Corning’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting and Proxy Statement and accompanying documents have been sent directly to you by Owens Corning.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting and Proxy Statement and accompanying documents have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet. It is important that you provide such instruction on how to vote since, without such instruction, your broker, bank or other holder of record may not be able to vote your shares.

If you hold shares through the Owens Corning Savings Plan or the Owens Corning Savings and Security Plan, you will receive from the plan trustee a request for voting instructions with respect to your plan shares. You are entitled to instruct the plan trustee on how to vote your plan shares. If you do not give voting instructions to the plan trustee within the time specified by the plan trustee, your plan shares will be voted by the plan trustee in the same proportion as shares for which voting instructions have been received for such plan.

How do I vote?

You may vote using any of the following methods:

•	By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

•	By telephone or on the Internet

The telephone and Internet voting procedures established by Owens Corning for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.voteproxy.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Standard Time on December 3, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In person at the Annual Meeting

All stockholders of record may vote in person at the Annual Meeting. Stockholders of record may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Your vote is important. You can save us the expense of an additional solicitation by voting promptly.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company (in writing: American Stock Transfer & Trust Company, 6201 15th Ave, Brooklyn, N.Y. 11219; by telephone: in the U.S., Puerto Rico and Canada, 1-800-937-5449; outside the U.S., Puerto Rico and Canada, 718-921-8200).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact American Stock Transfer & Trust Company as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio, by contacting the Secretary of the Company.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you.

•	Election of Directors

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

• Ratification of the Selection of PricewaterhouseCoopers LLP

Although ratification is not required by our bylaws or otherwise, we are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. Abstentions will count as present and entitled to vote for purposes of this item and will have the effect of a vote against the proposal.

Who will count the vote?

Representatives of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as inspector of election. Rodney A. Nowland and Jeffrey S. Wilke have been appointed to serve as alternate inspectors of election in the event American Stock Transfer & Trust Company is unable to serve.

Could other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters should be properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired The Altman Group to distribute and solicit proxies. We will pay The Altman Group a fee of $8,000, plus reasonable expenses, for these services.

PROPOSAL 1. ELECTION OF DIRECTORS

On October 5, 2000, our predecessor company, Owens Corning Sales, LLC (formerly known as Owens Corning) (“OCD”) and certain of its subsidiaries, which we refer to collectively as the Debtors, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (“USBC”) to resolve asbestos claims against OCD and certain of its subsidiaries and protect the long-term value of OCD’s business. OCD satisfied the conditions of its plan of reorganization and emerged from bankruptcy on October 31, 2006 (the “Effective Date”), with all asbestos-related liabilities resolved through such plan of reorganization. At such time, the Company became the holding company for the Owens Corning companies.

Information Concerning Directors

Our Board of Directors consists of 15 directors in three classes with five directors in each class. In accordance with our amended and restated bylaws and the plan of reorganization, these directors consist of:

•	eleven directors initially selected by the board of directors of OCD serving immediately prior to emergence, who we refer to as the OCD Designated Directors;

•

two directors, who we refer to as the Bondholder Designated Directors, one of whom was initially designated by the committee representing holders of OCD’s pre-petition bonds and one of whom was designated by that director upon the resignation of another director initially designated by the committee representing holders of OCD’s pre-petition bonds;

•	one director initially designated by the Asbestos Claimants’ Committee, who we refer to as the ACC Designated Director; and

•	one director initially designated by the Future Claimants’ Representative, who we refer to as the FCR Designated Director.

On our Board of Directors, David J. Lyon and Daniel K. K. Tseung are the Bondholder Designated Directors, W. Howard Morris is the ACC Designated Director, and James J. McMonagle is the FCR Designated Director. The remaining directors are OCD Designated Directors.

The directors are divided into three classes, whereby:

•	the directors currently serving in Class I will hold office for a term expiring at the Annual Meeting of stockholders in 2010;

•	the directors currently serving in Class II will hold office for a term expiring at the Annual Meeting; and

•	the directors currently serving in Class III will hold office for a term expiring at the third annual meeting of stockholders following the Effective Date.

Our amended and restated bylaws provide certain rights with respect to nominations and vacancies on our Board of Directors:

•

the OCD Designated Directors, prior to the second annual meeting of stockholders following the Effective Date, have the right to fill any vacancy in the Board of Directors arising from the resignation, retirement, death, removal or incapacity of any OCD Designated Director;

•

the Bondholder Designated Directors, prior to the second annual meeting of stockholders following the Effective Date, have the right to fill any vacancy in the Board of Directors arising from the resignation, retirement, death, removal or incapacity of any Bondholder Designated Director; and

•	until such time as the asbestos trust formed as part of the Debtors’ emergence from bankruptcy (the “524(g) Trust”) no longer holds shares representing at least 1% of our issued and outstanding common stock, (i) the 524(g) Trust has the right to nominate individuals for election as the ACC Designated Director (as designated by the Trustees’ Advisory Committee) or the FCR Designated Director (as designated by the Future Claimants’ Representative), and (ii) the Trustees’ Advisory Committee or the Future Claimants’ Representative has the right to fill any vacancy in the Board of Directors arising from the resignation, retirement, death, removal or incapacity of the ACC Designated Director or the FCR Designated Director, respectively.

The directors in Class II whose terms expire at the Annual Meeting are: Gaston Caperton, Ann Iverson, Joseph F. Neely, W. Ann Reynolds and Robert B. Smith, Jr. The Board of Directors has nominated each of these directors for reelection at the Annual Meeting for a new three year term, upon the recommendation of the Board’s Governance and Nominating Committee, which consists solely of independent directors.

Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for any or all of the nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. We do not know of any nominee of the Board of Directors who would be unable to serve as a director if elected.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the Annual Meeting of Stockholders in 2011 and until his or her successor is duly elected and qualified.

The Board of Directors recommends that you vote FOR Proposal 1 relating to the election of directors.

Nominees for Election as Directors in Class II—For a Term Expiring at the Annual Meeting of Stockholders in 2011

Gaston Caperton, 68, President and Chief Executive Officer of The College Board, a not-for-profit educational association located in New York, New York, since 1999, and former Governor of the State of West Virginia. Director since 2006; formerly a Director of OCD since 1997. A graduate of the University of North Carolina, Mr. Caperton began his career in a small insurance agency, became its principal owner and Chief Operating Officer, and led the firm to become the tenth largest privately-owned insurance brokerage firm in the U.S. He also has owned a bank and mortgage banking company. Mr. Caperton was elected Governor of West Virginia in 1988 and 1992. In 1997, Mr. Caperton taught at Harvard University as a fellow at the John F. Kennedy Institute of Politics. Prior to beginning his current position in mid-1999, Mr. Caperton also taught at Columbia University, where he served as Director of the Institute on Education and Government at Teachers College. Mr. Caperton is a director of United Bankshares, Inc., Energy Corporation of America, and Prudential Financial. He was the 1996 Chair of the Democratic Governors’ Association, and served on the National Governors’ Association executive committee and as a member of the Intergovernmental Policy Advisory Committee on U.S. Trade. He also was Chairman of the Appalachian Regional Commission, Southern Regional Education Board, and the Southern Growth Policy Board.

Ann Iverson, 64, President and Chief Executive Officer of International Link, an international consulting firm in Carefree, Arizona, since 1998. Director since 2006; formerly a Director of OCD since 1996. Ms. Iverson began her career in retailing and held various buying and executive positions at retail stores in the U.S. through 1989, including Bloomingdales, Dayton Hudson, and U.S. Shoe. She then joined British Home Stores as Director of Merchandising and Operations in 1990; Mothercare plc as Chief Executive Officer in 1992; Kay-Bee Toy Stores as President and Chief Executive Officer in 1994; and Laura Ashley Holdings plc as Group Chief Executive in 1995. She also served as Chairman of the Board of Brooks Sports, Inc. from 2001 through 2004. In 1998, she founded and became President and Chief Executive Officer of International Link. Ms. Iverson is a member of the Board of Trustees of Thunderbird—The School of Global Management, and a member of Financo Global Consulting.

Joseph F. Neely, 68, Non-Executive Chairman of GoldToe Moretz, LLC, a leading manufacturer of hosiery sold under the Gold Toe brand names, in Newton, North Carolina, since 2006. Director since 2006. From 2002 to 2006, Mr. Neely served as Chief Executive Officer of Gold Toe Brands, Inc. Mr. Neely earlier served as Senior Vice President of Sara Lee Corporation responsible for their knit products, hosiery, and intimate apparel groups. He also founded Raylen Vineyards and Winery, and serves on the North Carolina Grape Council. Mr. Neely received a Masters of Business Administration degree from The Wharton School of the University of Pennsylvania and a Bachelor of Science degree from the University of South Carolina.

W. Ann Reynolds, 70, formerly President and Professor of Biology at The University of Alabama at Birmingham, located in Birmingham, Alabama, until 2002. Director since 2006; formerly a Director of OCD since 1993. A graduate of Kansas State Teachers College and the University of Iowa, where she earned a Ph.D. degree, Dr. Reynolds previously served as Chancellor of the City University of New York and as Chancellor of the California State University System. In prior years, she was Provost of the Ohio State University and Professor of Anatomy and Vice Chancellor for Research at the University of Illinois at the Medical Center. Dr. Reynolds is a director of Humana, Inc., Abbott Laboratories, Invitrogen Corporation, and the News-Gazette, Champaign, Illinois.

Robert B. Smith, Jr., 71, Director of the Virginia Environmental Endowment, a nonprofit, funded, grant making corporation dedicated to improving the environment, since 1996. Mr. Smith is also a Manager of Kentucky River Properties LLC, a land holding company whose primary business is leasing coal properties, since 2006. Director since 2006; formerly a Director of OCD since 2004. A graduate of the University of North Carolina and the University of North Carolina Law School, Mr. Smith’s previous experience included serving as Trustee of the Dalkon Shield Claimants Trust, a public interest trust of $3 billion created by the Federal Bankruptcy Court to compensate those damaged by the Dalkon Shield, and as Vice President for Government Relations of the Pharmaceutical Manufacturers Association. His prior experience also included various positions related to the U.S. Senate, including: Chief Counsel and Staff Director, U.S. Senate Government Operations Committee; Chief Counsel, U.S. Senate Subcommittee on Revision and Codification of the Laws; Chief Legislative Assistant, Senator Sam J. Ervin, Jr.; Special Counsel, U.S. Senate Antitrust and Monopoly Subcommittee; and Counsel, U.S. Senate Subcommittee on Constitutional Rights.

Class III—Class Expiring at Third Annual Meeting of Stockholders following the Effective Date

Norman P. Blake, Jr., 66, formerly Chairman, President and Chief Executive Officer of Comdisco, Inc., global technology services, Rosemont, Illinois, until 2002. Director since 2006; formerly a Director of OCD since 1992. A graduate of Purdue University, Mr. Blake also previously has served as Chief Executive Officer of the United States Olympic Committee; Chairman, President and Chief Executive Officer of Promus Hotel Corporation; Chairman, President and Chief Executive Officer of USF&G Corporation; Chairman, President and Chief Executive Officer of Heller International Corporation of Chicago; and Executive Vice President—Financing Operations, General Electric Credit Corporation, General Electric Company. Mr. Blake is a member of the Purdue Research Foundation, Purdue University’s President’s Council and Dean’s Advisory Council, Krannert School of Management and a member of the Board of Trustees of the Army War College Foundation. He received his bachelor’s and master’s degrees from Purdue University and is the recipient of the degree of Doctor of Economics honoris causa from Purdue University, granted jointly by the Krannert School of Management and School of Liberal Arts. He has also been awarded The Ellis Island Medal of Honor.

William W. Colville, 73, Retired, formerly Senior Vice President, General Counsel and Secretary of OCD until 1994. Director since 2006; formerly a Director of OCD since 1995. A graduate of Yale University and the Columbia University Law School, Mr. Colville began his career at Owens Corning in 1984 as Senior Vice President and General Counsel. Prior to joining Owens Corning, he was President of the Sohio Processed Minerals Group from 1982 to 1984, and General Counsel of Kennecott Corporation from 1980 to 1982. Mr. Colville is also a director of Nordson Corporation.

Landon Hilliard, 69, Partner with Brown Brothers Harriman & Co., private bankers in New York, New York, since 1979. Director since 2006; formerly a Director of OCD since 1989. A graduate of the University of Virginia, Mr. Hilliard began his career at Morgan Guaranty Trust Company of New York. He joined Brown Brothers Harriman in 1974 and became a partner in 1979. Mr. Hilliard is a Director of Norfolk Southern Corporation, Western World Insurance Company and Russell Reynolds Associates, Inc. He is also a Trustee of the Provident Loan Society of New York, a Trustee of the Jefferson Scholars Foundation at the University of Virginia, Chairman of the National Foundation for the Teaching of Entrepreneurship, Director of the Virginia Environmental Endowment and Secretary of The Economic Club of New York.

James J. McMonagle, 64, Of Counsel at Vorys, Sater, Seymour & Pease LLP, a law firm, Cleveland, Ohio, since 2002. Director since 2007. Mr. McMonagle is Director and Chairman of the Board of Selected Family of Funds and formerly served as the Future Claimants’ Representative in OCD’s bankruptcy case and as Senior Vice President, General Counsel and Secretary of University Hospital Health System, Inc. and University Hospitals of Cleveland. He also was a Common Pleas Court Judge of Cuyahoga County, Ohio, and an attorney in private practice. Mr. McMonagle received his J.D. from Cleveland Marshall School of Law, and B.S. and B.A. degrees from Georgetown University.

W. Howard Morris, 48, Chief Investment Officer of Prairie & Tireman Capital Management, an investment partnership, since 1998 and a Lecturer at The University of Michigan-Dearborn since 2007. Director since 2007. Mr. Morris was formerly Vice President and Senior Portfolio Manager at Comerica Asset Management from 2006 to 2007, Chief Executive Officer and Emergency Financial Manager, Inkster, Michigan Public Schools, from 2002 to 2005, and Chief Financial Officer, Detroit, Michigan Public School District, from 1999 to 2000. He is a Certified Public Accountant, Chartered Financial Analyst and Personal Financial Specialist. He received an MBA from The Wharton School, University of Pennsylvania, and a BBA from Northwood University.

Class I—Class Expiring at the Annual Meeting of Stockholders in 2010

Ralph F. Hake, 59, formerly Chairman and Chief Executive Officer for the Maytag Corporation, manufacturer of home and commercial appliances, from 2001 to 2006. Director since 2006. Prior to joining Maytag, Mr. Hake was Executive Vice President and CFO for Fluor Corporation, a $10 billion California-based engineering and construction company. Mr. Hake also served for 12 years, from 1987 to 1999, in executive positions at Whirlpool Corporation. The positions held by Mr. Hake included: Senior Executive Vice President of global operations; Chief Financial Officer; President of the Whirlpool Bauknecht Appliance Group; and leader of the North American region operations for five years. Prior to joining Whirlpool, Mr. Hake served in various corporate strategic and financial positions at the Mead Corporation of Dayton Ohio. Mr. Hake also served on the Board of Directors for the National Association of Manufacturers and was chairman of the group’s taxation and economic policy group. He currently serves on the Board of Directors of ITT Corporation. He received an MBA from the University of Chicago, and a BBA degree from the University of Cincinnati.

F. Philip Handy, 64, CEO of Strategic Industries, a worldwide diversified service and manufacturing company, since 2001. Director since 2006. From 1968 to 1970, Mr. Handy worked at Fidelity Management and Research. He then joined Donaldson, Lufkin and Jenrette where he served as Vice President from 1970 to 1976. In 1976, he became the CEO of Combanks, a multiple bank holding company based in Orlando, Florida. In 1980, he commenced his career in the private equity business. From 1996 through 1999, Mr. Handy was managing director of Equity Group Corporate Investments, a private investment firm controlled by Sam Zell. Mr. Handy currently serves on the public Board of Directors of Anixter International, Inc., Rewards Network, Inc. and Study Group International. In January 2008, he was re-appointed by President George W. Bush to serve a second term on the National Board of Education Sciences for a three year term; he serves as the vice-chairman of the Committee. He earned a Bachelor of Arts in Economics, and graduated Cum Laude from Princeton University and later earned an MBA from Harvard Business School. He completed the sixth forum at The Rugby School and graduated from Northfield Mount Hermon School. He also served six years in the U.S. Army Reserve and was honorably discharged in 1973.

David J. Lyon, 36, Vice President of D. E. Shaw & Co., L.P., a global investment and technology development firm, since 2007. Director since 2008. Prior to joining the D. E. Shaw group in 2007, Mr. Lyon was a managing director at The Cypress Group, LLC, a private equity firm, from 2000 to 2007, and worked for Och-Ziff Capital Management and Goldman, Sachs & Co. Mr. Lyon holds an MBA from Harvard University and Bachelor’s degree from the University of Notre Dame.

Michael H. Thaman, 44, Chairman of the Board, President and Chief Executive Officer of Owens Corning since 2007, formerly Chairman of the Board and Chief Financial Officer from 2002 to 2007. Director since 2006; formerly a Director of OCD since January 2002. A graduate of Princeton University, Mr. Thaman joined Owens Corning in 1992 and held a variety of leadership positions at Owens Corning, including serving as Chief Financial Officer beginning in 2000, President of the Exterior Systems Business beginning in 1999 and President of the Engineered Pipe Systems Business beginning in 1997. Prior to joining Owens Corning, Mr. Thaman was Vice President in the New York office of Mercer Management Consulting, a strategy consulting firm. Mr. Thaman is a director of Florida Power & Light Group, Inc.

Daniel K. K. Tseung, 37, Managing Director at Sun Hung Kai Properties Direct Investments Ltd., the private equity division of one of Asia’s largest conglomerates, since 2000. Director since 2006. Mr. Tseung previously worked at GE Equity, the private equity arm of GE Capital. He currently serves as a director of RCN Corporation and Chinacast Education Corporation. Mr. Tseung holds a Bachelor’s degree from Princeton University and a Master’s degree from Harvard University.

Governance Information

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which, in conjunction with our certificate of incorporation, bylaws and Board committee charters, form the framework for our corporate governance. The Corporate Governance Guidelines are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to our Secretary.

Executive Sessions of Directors

According to our Corporate Governance Guidelines, executive sessions or meetings of non-management directors without management present must be held regularly (at least three times a year) and at least one meeting must include only independent directors. Currently, all of our non-management directors are independent. In 2007, the non-management directors met in executive session seven times.

Lead Independent Director

The independent directors on our Board of Directors have elected a non-management director (“Lead Independent Director”) to serve in a lead capacity to coordinate the activities of the other non-management directors and to perform such other duties and responsibilities as the Board of Directors may determine. Landon Hilliard was elected to serve as Lead Independent Director effective June 21, 2007.

The responsibilities of the Lead Independent Director, as provided in the Charter of Lead Independent Director for Owens Corning, include:

•	presiding at meetings of the Board in the absence of, or upon the request of, the Chairman;

•	serving as a designated member of the Executive Committee;

•	presiding over all executive meetings of non-management directors and independent directors and reporting to the Board, as appropriate, concerning such meetings;

•	reviewing Board meeting agendas in collaboration with the Chairman and recommending matters for the Board to consider and information to be provided to the Board;

•

serving as a liaison and supplemental channel of communication between the non-management/independent directors and the Chairman without inhibiting direct communication between the Chairman and other directors;

•	serving as the principal liaison for consultation and communication between the non-management/independent directors and stockholders;

•	advising the Chairman concerning the retention of advisors and consultants who report directly to the Board.

The Charter of Lead Independent Director for Owens Corning is available on our website at http://www.owenscorning.com.

Communications with Directors

Stockholders and other interested parties may communicate with the Lead Independent Director or any other non-management directors regarding the Company by sending an email to non-managementdirectors@owenscorning.com. All such communications are promptly reviewed by the Vice President, Audit and the Director, Corporate Law for evaluation and appropriate follow-up/resolution. The Board of Directors has determined that communications determined to be advertisements, or other types of “Spam” or

“Junk” messages, unrelated to the duties or responsibilities of the Board, should be discarded without further action. A summary of all other communications is reported semi-annually to the non-management directors. Communications involving fraud or serious misconduct by directors or executive officers are immediately reported to the Lead Independent Director. Complaints regarding business conduct policies, corporate governance matters, accounting controls or auditing are managed and reported in accordance with Owens Corning’s existing audit committee complaint policy or business conduct complaint procedure, as appropriate.

Director Qualification Standards

Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of categorical Director Qualification Standards with respect to the determination of director independence, which either meet or exceed the independence requirements of the New York Stock Exchange corporate governance listing standards. In accordance with our Standards, a director must be determined to have no material relationship with the Company other than as a director. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of our Director Qualification Standards is included as Annex A to this Notice of Annual Meeting and Proxy Statement.

Director Independence

With the assistance of legal counsel to the Company, the Governance and Nominating Committee reviewed the applicable legal standards for director and Board Committee independence, our Director Qualification Standards, and the criteria applied to determine “audit committee financial expert” status. The Committee also reviewed reports of the answers to annual questionnaires completed by each of the independent directors and of transactions with director affiliated entities. On the basis of this review, the Governance and Nominating Committee delivered reports and recommendations to the Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Committee’s reports and recommendations.

The Board of Directors has determined that directors Norman P. Blake, Jr., Gaston Caperton, William W. Colville, Ralph F. Hake, F. Philip Handy, Landon Hilliard, Ann Iverson, David J. Lyon, James J. McMonagle, W. Howard Morris, Joseph F. Neely, W. Ann Reynolds, Robert B. Smith, Jr. and Daniel K. K. Tseung are independent under the standards set forth in our Director Qualification Standards. The Board of Directors has also determined that all of the directors serving on the Audit, Compensation, and Governance and Nominating Committees are independent and satisfy the relevant SEC, New York Stock Exchange, Owens Corning and additional independence requirements set forth in the respective charters for the members of such Committees. The Board of Directors also determined that former director Marc Sole met the above standards for independence during the time that he served as a director in 2007.

In reaching the above determinations of independence, the Board of Directors considered the following:

•	The information disclosed below under the heading, “Compensation Committee Interlocks and Insider Participation” with respect to Mr. Hilliard;

•	The information disclosed below under the heading, “Compensation Committee Interlocks and Insider Participation” with respect to Mr. McMonagle;

•	Mr. Morris is the ACC Designated Director;

•

Mr. Lyon is a Bondholder Designated Director and is a vice president, and Mr. Sole was a Bondholder Designated Director and a Senior Vice President, at D. E. Shaw & Co. L.P., affiliates of which, at the time of the determination, beneficially owned 26,811,812 shares of Owens Corning’s common stock; and

•	Mr. Tseung is a Bondholder Designated Director.

Owens Corning Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are required to abide by Owens Corning’s Code of Business Conduct Policy to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

The Company also has adopted an Ethics Policy for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (“Senior Financial Officers”), that provides, among other things, that Senior Financial Officers must comply with all laws, rules and regulations that govern the conduct of the Company’s business and that no Senior Financial Officer may participate in a transaction or otherwise act in a manner that creates or appears to create a conflict of interest unless the facts and circumstances are disclosed to and approved by the Governance and Nominating Committee.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Owens Corning’s Code of Business Conduct Policy. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

Directors’ Code of Conduct

The members of our Board of Directors are required to comply with a Directors’ Code of Conduct (the “Code”). The Code is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Owens Corning Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

The full texts of our Code of Business Conduct Policy, Ethics Policy for Chief Executive and Senior Financial Officers and Directors’ Code of Conduct are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to our Secretary.

Board and Committee Membership

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants, and by participating in meetings of the Board and its Committees.

Board members are expected to attend our Annual Meetings of Stockholders, unless an emergency prevents them from doing so. Each of our directors who was at that time a member of the Board was present at the 2007 Annual Meeting of Stockholders.

During 2007, the Board of Directors met ten times. Each of our directors attended at least 75 percent of the meetings of the Board and Board Committees on which they served in 2007.

The table below provides current membership and 2007 meeting information for each of the Board Committees.

Name	Audit	Compensation	Governance and Nominating	Executive	Finance
Mr. Blake	C		X	X
Mr. Caperton		X		X	C
Mr. Colville			X		X
Mr. Hake	X	C		X
Mr. Handy		X			X
Mr. Hilliard (1)				X
Ms. Iverson	X	X
Mr. Lyon					X
Mr. McMonagle		X			X
Mr. Morris	X		X
Mr. Neely	X	X
Dr. Reynolds	X		C	X
Mr. Smith			X		X
Mr. Thaman				C
Mr. Tseung	X		X
2007 Meetings	9	10	5	2	4

C = Committee Chairman                     X = Committee Member

(1)	Mr. Hilliard is Lead Independent Director and has a standing invitation to attend any Committee meeting.

Each of the standing Committees of our Board of Directors acts pursuant to a charter that has been approved by our Board. These charters are updated periodically and can be found on the Company’s website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to our Secretary.

The Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company, including:

•	assisting the Board’s oversight of:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the Company’s independent registered public accounting firm’s qualifications and independence, and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function; and

•	preparing the audit committee report required by the rules of the SEC.

The Board of Directors has determined that Mr. Blake is an “audit committee financial expert” for purposes of the SEC’s rules.

The Audit Committee met nine times in 2007.

The Compensation Committee

Responsibilities. The Compensation Committee is responsible for oversight of the Company’s compensation of executives, including authority to determine the compensation of the Chief Executive Officer, and for producing an annual report on executive compensation in accordance with applicable rules and regulations. The Compensation Committee may delegate power and authority to subcommittees of the Compensation Committee as it deems appropriate. However, the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard required to be exercised by the Compensation Committee as a whole. The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms. The consultant’s fees will be paid by the Company.

In overseeing the Company’s policies concerning executive compensation for officers and directors, the Compensation Committee:

•	reviews at least annually the goals and objectives of the Company’s plans, and amends or recommends that the Board amend, these goal and objectives if the Compensation Committee deems it appropriate;

•

reviews at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives with respect to the plans, and, if the Compensation Committee deems it appropriate, adopts or recommends to the Board the adoption of new, or the amendment of existing, executive compensation plans;

•

evaluates annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a committee or together with the other independent directors, sets the Chief Executive Officer’s compensation level based on this evaluation;

•	approves the pay structure, salaries and incentive payments of all other executive officers of the Company with input from the Chief Executive Officer; and

•	reviews and approves any severance or termination arrangements to be made with any executive officer of the Company.

The Compensation Committee also reviews the Company’s executive compensation programs on a continuing basis to determine that they are properly integrated and that payments and benefits are reasonably related to executive and Company performance and operate in a manner consistent with that contemplated when the programs were established.

The Compensation Committee met 10 times in 2007.

Compensation Consultant. The Executive Compensation group in the Company’s Corporate Human Resources Department supports the Compensation Committee in its work. In addition, the Compensation Committee has authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

The Compensation Committee has engaged the services of Towers Perrin, as independent outside compensation consultant to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive, as well as director, compensation. Specifically, Towers Perrin provides relevant market data, advice, alternatives and recommendations to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee presently consists of Ralph F. Hake (Chairman), Gaston Caperton, F. Philip Handy, Ann Iverson, James J. McMonagle and Joseph F. Neely. Other persons serving on the Compensation Committee during 2007 included Landon Hilliard, who served as Chairman of the Compensation Committee through September 20, 2007 upon which date he was succeeded by Mr. Hake, and Marc Sole.

Mr. Hilliard is a partner of Brown Brothers Harriman & Co. (“BBH”), a private banking firm. During 2006, BBH acted as one of the investment managers for the Fibreboard Settlement Trust, which held certain assets that were available to fund asbestos-related liabilities of Fibreboard Corporation (a former subsidiary of OCD) and was distributed pursuant to OCD’s plan of reorganization. During 2006, BBH was paid fees of approximately $843,000 from the Trust for these services. In addition, BBH served as the custodian and investment advisor of certain escrow accounts funded by OCD’s excess insurance carriers. During 2006, BBH earned fees of approximately $146,000 for these services.

Mr. McMonagle served as the Future Claimants’ Representative from the Effective Date until June 20, 2007. In addition, he served as the Legal Representative for the class of future asbestos claimants appointed by the USBC in OCD’s Chapter 11 bankruptcy proceedings. In that capacity, Mr. McMonagle, who joined our Board of Directors in January 2007, received fees during 2006 of approximately $490,000. The New York Stock Exchange has confirmed to us that receipt of such fees should not be considered in evaluating Mr. McMonagle’s independence as a director of the Company.

None of the members of the Compensation Committee during 2007 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

The Governance and Nominating Committee

Responsibilities. The Governance and Nominating Committee is responsible for:

•	identifying and recommending to the Board individuals qualified to serve as directors and on committees of the Board;

•	advising the Board with respect to Board composition, procedures and committees;

•	advising the Board with respect to the corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the Board and management.

Director Qualifications. Nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time and efforts to Board responsibilities.

Consideration of Director Candidates Recommended by Stockholders. The Governance and Nominating Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders. However, its practice is to consider those candidates on the same basis and in the same manner as it considers recommendations from other sources. Such recommendations should be submitted to the non-management directors and should include information about the background and qualifications of the candidate.

The Governance and Nominating Committee met five times in 2007.

The Executive Committee

The Executive Committee has the authority to act for the Board between meetings of the Board of Directors. The Executive Committee met twice in 2007.

The Finance Committee

The Finance Committee is responsible for exercising oversight responsibility with respect to the Company’s material and strategic financial matters, including those related to investment policies and strategies, merger and acquisition transactions, financings, and capital structure, and for advising Company management and the Board with respect to such matters. The Finance Committee met four times in 2007.

Litigation

On September 1, 2006, various members of OCD’s Investment Review Committee were named as defendants in a lawsuit captioned Brown v. Owens Corning Investment Review Committee, et al., in the United States District Court for the Northern District of Ohio (Western Division). Neither the Company nor OCD is named in the lawsuit but such individuals would have a contingent indemnification claim against OCD. The suit, brought by former employees of OCD, was brought under ERISA alleging that the defendants breached their fiduciary duties to certain pension benefit plans and to class members in connection with the investments in an OCD company common stock fund. A motion to dismiss was filed on behalf of the defendants on March 5, 2007. Subsequently, the court converted the Motion to Dismiss to a Motion for Summary Judgment. On March 31, 2008, the court denied the defendants’ Motion for Summary Judgment. On April 15, 2008, the defendants filed a Motion for Reconsideration, which is still pending. The court has entered a scheduling order under which the plaintiffs filed a Motion for Class Certification on May 2, 2008. The Motion for Class Certification is still pending. The parties are currently conducting discovery. The trial is scheduled for September 2009.

Certain of the defendants in the lawsuit described above are officers or directors of the Company.

Certain Transactions with Related Persons

Information concerning certain relationships and transactions involving Landon Hilliard and James J. McMonagle, directors of the Company, is contained above, under the heading “Compensation Committee Interlocks and Insider Participation.”

Review of Transactions with Related Persons

The Company has various written policies in place governing actual or potential conflicts of interest by directors, officers, employees, and members of their immediate families.

The Company has a Directors’ Code of Conduct that provides, among other things, that a director who has an actual or potential conflict of interest:

•	must disclose the existence and nature of such actual or potential conflict to the Chairman of the Board and the Chairman of the Governance and Nominating Committee; and

•	may proceed with the transaction only after receiving approval from the Governance and Nominating Committee.

The transaction described above involving Mr. Hilliard was not subject to review and approval under the Directors’ Code of Conduct because it came into existence prior to the adoption of such Code. The transaction described above involving Mr. McMonagle was not subject to review and approval under the Directors’ Code of Conduct because it pre-dated Mr. McMonagle’s service as a director and was approved by the USBC.

Executive Officers of Owens Corning (as of October 31, 2008)

The name, age and business experience during the past five years of Owens Corning’s executive officers as of October 31, 2008 are set forth below. Each executive officer holds office until his or her successor is elected and qualified or until his or her earlier resignation, retirement or removal. All those listed have been employees of Owens Corning or OCD during the past five years except as indicated. Unless otherwise noted, all positions provided below refer to positions held with OCD for periods through October 31, 2006, and with Owens Corning for periods thereafter.

Name and Age	Position*
Karel K. Czanderna (52)	Group President, Building Materials since August 2008; formerly Vice President, North America Cooking Products & Outdoor Kitchens Businesses, Whirlpool Corporation.

Charles E. Dana (53)	Group President, Composite Solutions since September 2008; formerly Vice President and President, Composite Solutions Business since February 2004 and Vice President—Corporate Controller and Global Sourcing.

Joseph C. High (54)	Senior Vice President, Human Resources since January 2004; formerly Vice President, Human Resources for ConocoPhillips.

David L. Johns (49)	Senior Vice President and Chief Supply Chain and Information Technology Officer since April 2001.

Stephen K. Krull (43)	Senior Vice President, General Counsel and Secretary since February 2003.

Mark W. Mayer (51)	Vice President and Chief Accounting Officer since December 2007; formerly Vice President Corporate Accounting and External Reporting.

Duncan J. Palmer (43)	Senior Vice President and Chief Financial Officer since September 2007; formerly Vice-President, Upstream Commercial Finance for Shell International Exploration and Production BV (2007), Vice-President Finance Global Lubricants for Shell Oil Company (2004), and Vice President Finance US Lubricants for Shell Oil Company.

Michael H. Thaman (44)	President and Chief Executive Officer since December 2007 and also Chairman of the Board since April 2002; formerly also Chief Financial Officer until September 2007. Director since 2006; formerly Director of OCD since January 2002.

*	Information in parentheses indicates year during the past five years in which service in position began. The last item listed for each individual represents the position held by such individual at the beginning of the five year period.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information, as of October 23, 2008 unless otherwise indicated, about the beneficial ownership of Owens Corning’s common stock for:

•	each stockholder known by us to own beneficially 5% or more of our common stock;

•	each of our directors;

•	each of the officers included in our Summary Compensation Table; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 128,599,870 outstanding shares of Owens Corning common stock. Shares of Owens Corning common stock obtainable upon the exercise of warrants are deemed to be outstanding and to be beneficially owned by the entity or person holding such warrants for the purpose of computing the percentage ownership of such entity or person but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Beneficial Ownership
5% Stockholders, Officers and Directors	Number of Shares		Percent of Total
Beneficial Owners of 5% or More of Our Common Stock
Owens Corning/Fibreboard Asbestos Personal Injury Trust	28,200,000	(1)(2)	21.9%
FMR LLC	14,907,036	(3)	11.5%
Entities affiliated with D. E. Shaw Laminar Portfolios, L.L.C.	14,378,616	(4)(5)(6)	11.1%
Entities affiliated with Harbinger Capital Partners Special Situations Fund, L.P.	12,088,623	(7)	8.7%
Wayzata Investment Partners LLC	8,604,493	(8)	6.7%
Entities affiliated with Franklin Mutual Advisers, LLC	7,522,254	(9)	5.8%
Directors and Executive Officers
Norman P. Blake, Jr.	30,818	(10)	*
Gaston Caperton	10,705	(10)(11)	*
William W. Colville	10,536	(10)	*
Ralph F. Hake	13,836	(10)	*
F. Philip Handy	12,988	(10)	*
Landon Hilliard	15,032	(10)(11)	*
Ann Iverson	11,668	(10)(11)	*
David J. Lyon	—	(12)	*
James J. McMonagle	23,697	(10)	*
W. Howard Morris	10,608	(10)	*
Joseph F. Neely	13,187	(10)	*
W. Ann Reynolds	10,745	(10)(13)	*
Robert B. Smith, Jr.	10,536	(10)	*
Michael H. Thaman	427,247	(10)(11)	*
Daniel K. K. Tseung	10,608	(14)	*
Sheree L. Bargabos	66,399	(10)(11)	*
David T. Brown	139,521	(15)	*
Charles E. Dana	85,179	(10)	*
David L. Johns	65,171	(10)(11)	*
Duncan J. Palmer	77,699	(10)	*
Executive officers and directors as a group (23 persons)	1,005,532	(10)(11)	*

*	Represents less than 1%

(1)	According to a Schedule 13D dated July 2, 2007, the 524(g) Trust, the PI Trust Advisory Committee and the Future Claimants’ Representative may be deemed to be a part of a group of persons (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) and, therefore, the PI Trust Advisory Committee and the Future Claimants’ Representative may also be deemed to be the beneficial owners of the 28,200,000 shares of common stock reported herein as beneficially owned by the 524(g) Trust, individually and as a group. Notwithstanding the foregoing, the PI Trust Advisory Committee and the Future Claimants’ Representative expressly disclaim beneficial ownership of such shares. The 524(g) Trust’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890-1625. The principal office of the PI Trust Advisory Committee is located at c/o Caplan & Drysdale, Chartered, One Thomas Circle, N.W., Suite 1100, Washington, D.C. 20005-5802. The Future Claimants’ Representative’s address is c/o Peter J. Solomon Company, 520 Madison Avenue, New York, New York 10022.
(2)	The 524(g) Trust (acting through its Trustees), the PI Trust Advisory Committee (acting through its members) and the Future Claimants’ Representative may be deemed to share the power to vote the 28,200,000 shares of common stock solely due to the consent rights of the PI Trust Advisory Committee and the Future Claimants’ Representative under the 524(g) Trust’s agreement with respect to the manner in which the 524(g) Trust (a) votes such shares exclusively for the purpose of electing members of our board of directors, and (b) votes for any revision to our corporate charter and bylaws, which affects the rights of the 524(g) Trust. Neither the PI Trust Advisory Committee nor the Future Claimants’ Representative have any other power to vote or direct the vote of such shares and neither the PI Trust Advisory Committee nor the Future Claimants’ Representative have any power to dispose or direct the disposition of the 28,200,000 shares of our common stock.
(3)

According to a Schedule 13G/A filed jointly by FMR LLC and Edward C. Johnson 3d on June 6, 2008, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 14,620,216 shares as a result of acting as investment adviser to various investment companies (the “Funds”). The number of shares of common stock of Owens Corning owned by the investment companies at December 31, 2007 included 600,000 shares of common stock resulting from the assumed conversion of 600,000 shares of OWENS CORNING WT A11 10/31/13. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 14,620,216 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 20 shares, or 0.000%, of the Common Stock stock outstanding of Owens Corning, beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly- owned subsidiary of FMR LLC, is the beneficial owner of 3,200 shares or 0.002% of the outstanding common stock of Owens Corning as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. The number of shares of common stock of Owens Corning owned by the institutional account(s) at May 31, 2008 included 193,400 shares of Common Stock resulting from the assumed conversion of 193,400 shares of OWENS CORNING WT A11 10/31/13 (1 shares of Common Stock for each share of Convertible Preferred Stock). Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 3,200 shares and sole power to vote or to direct the voting of 3,200 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 246,200 shares as a result of its serving as investment manager of institutional accounts owning such shares. The number of shares of common stock of Owens Corning owned by the institutional account(s) at December 31, 2007 included 193,400 shares of common stock resulting from the assumed conversion of 193,400 shares of OWENS CORNING WT A11 10/31/13. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 246,200 shares and sole power to vote or to direct the voting of 246,200 shares of common stock owned by the institutional accounts managed by PGATC as reported above. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 37,400 shares. The number of shares of common stock of Owens Corning owned by the institutional account(s) at May 31, 2008 included 193,400 shares of common stock resulting from the assumed conversion of 193,400 shares of OWENS CORNING WT A11 10/31/13.

(4)	According to a Schedule 13D filed April 12, 2007, consists of (a) 15,562,625 shares of common stock from D. E. Shaw Laminar Portfolios, L.L.C. (including 1,287,943 shares obtainable upon exercise of warrants) and (b) 4,801,999 shares of common stock from D. E. Shaw Oculus Portfolios, L.L.C.
(5)	D. E. Shaw & Co., L.P., as investment adviser to D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., and D. E. Shaw & Co., L.L.C., which we refer to as DESCO LLC, as managing member of D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares. As managing member of DESCO LLC, D. E. Shaw & Co. II, Inc., which we refer to as DESCO II, Inc. may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the shares. As general partner of D. E. Shaw & Co., L.P., D. E. Shaw & Co., Inc., which we refer to as DESCO, Inc. may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the shares. None of D. E. Shaw & Co., L.P., DESCO LLC, DESCO, Inc., or DESCO II, Inc., owns any shares directly, and each such entity disclaims beneficial ownership of the shares. David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as president and sole shareholder of DESCO, Inc., which is the general partner of D. E. Shaw & Co., L.P., and by virtue of David E. Shaw’s position as president and sole shareholder of DESCO II, Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares, and, therefore, David E. Shaw may be deemed to be the indirect beneficial owner of the shares. David E. Shaw disclaims beneficial ownership of the shares. The address for D. E. Shaw Laminar Portfolios, L.L.C. is 120 West Forty-Fifth Street, 39th Floor, Tower 45, New York, NY 10036.
(6)	David J. Lyon, a vice president at D. E. Shaw & Co., L.P., which is an affiliate of and the investment adviser to D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., is a director of the Company.
(7)

Consists of (a) 3,689,641 shares of common stock held by Harbinger Capital Partners Special Situations Fund, L. P. (“Special Situations Fund”) (including 1,588,166 shares obtainable on exercise of warrants) and (b) 8,398,982 shares of common stock obtainable on exercise of warrants held by Harbinger Capital Partners Master Fund I, Ltd. (“Master Fund”). The securities held by Special Situations may be deemed to be indirectly beneficially owned by the following: Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), HMC-New York, Inc. (“HMCNY”), Harbert Management Corporation (“HMC”), Philip Falcone, Raymond J. Harbert and Michael Luce. HCPSS is the general partner of the Special Situations Fund. HMCNY is the managing member of HCPSS. HMC wholly owns HMCNY. Philip Falcone is the portfolio manager of the Special Situations Fund and is a shareholder of HMC. Raymond J. Harbert and Michael D. Luce are shareholders of HMC. The securities held by Master Fund may be deemed to be indirectly beneficially owned by the following: Harbinger Capital Partners Offshore Manager, L.L.C. (“Harbinger Management”), the investment manager of the Master Fund, HMC Investors, L.L.C., its managing member (“HMC Investors”), Philip Falcone, a member of HMC Investors and the portfolio manager of the Master Fund, Raymond J. Harbert, a member of HMC Investors, and Michael D. Luce, a member of HMC Investors. The address for Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC, HMC-New York, Inc. and Philip Falcone is 555 Madison Avenue, 16th Floor, New York, New York 10022. The address for Harbinger Capital Partners Master Fund I, Ltd. is c/o International Fund Services (Ireland) Limited, Third Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland. The address for Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbert Management Corporation, Raymond J. Harbert and Michael D. Luce is

2100 Third Avenue North, Suite 600, Birmingham, Alabama 35203. Each of Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbert Management Corporation, Philip Falcone, Raymond J. Harbert and Michael D. Luce disclaims beneficial ownership in the shares except to the extent of their pecuniary interest therein.

(8)	According to a Schedule 13G filed on February 14, 2008, as of December 31, 2007 Wayzata Investment Partners LLC (“Wayzata”) has sole voting power and sole dispositive power in respect of these shares. The address for Wayzata is 701 East Lake Street, Suite 300, Wayzata, MN 55391.
(9)	According to a Schedule 13G filed January 30, 2008, as of December 31, 2007 these securities are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly owned subsidiary of Franklin Resources, Inc. Such investment management contracts grant to FMA all investment and voting power over the securities owned by such investment management clients. Therefore, FMA may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of the securities. The address for FMA is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.
(10)	Includes restricted shares over which there is voting power, but no investment power, as follows: Mr. Blake, 8,149; Mr. Caperton, 8,149; Mr. Colville, 8,149; Mr. Hake, 8,149; Mr. Handy, 8,149; Mr. Hilliard, 8,149; Ms. Iverson, 8,149; Mr. McMonagle, 8,149; Mr. Morris, 8,149; Mr. Neely, 8,149; Dr. Reynolds, 8,149; Mr. Smith, 8,149; Mr. Thaman, 391,512; Ms. Bargabos, 59,327; Mr. Dana, 80,929; Mr. Johns, 60,583; Mr. Palmer, 77,669 and all executive officers and directors as a group (23 persons), 861,678.
(11)	Includes shares obtainable upon the exercise of warrants, as follows: Mr. Caperton, 71; Mr. Hilliard, 639; Ms. Iverson, 142; Mr. Thaman, 1,560; Ms. Bargabos, 397; Mr. Johns, 488; and all executive officers and directors as a group (23 persons), 3,386.
(12)	David J. Lyon is also a vice president at D. E. Shaw & Co., L.P., which is an affiliate of and the investment adviser to D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C. Mr. Lyon disclaims any beneficial ownership that may be attributable to him as a result of his affiliation with D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C.
(13)	Includes 557 shares obtainable upon the exercise of warrants, including 99 shares obtainable by family members as to which beneficial interest is disclaimed by Dr. Reynolds.
(14)	Includes 8,149 restricted stock units over which there is no voting power and no investment power.
(15)	Reflects beneficial ownership as of December 6, 2007, the date that Mr. Brown retired as an executive officer. Includes 105,346 restricted shares over which there is voting power, but no investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require Owens Corning’s directors and executive officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Owens Corning undertakes to file such forms on behalf of most reporting directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Such reporting directors, executive officers and ten percent stockholders are also required by SEC rules to furnish Owens Corning with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such directors, executive officers and ten percent stockholders, Owens Corning believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 2007.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

In this section we provide information, discussion and analysis of our compensation programs for each person who served as our Chief Executive Officer, and Chief Financial Officer during 2007 and the other named executive officers for 2007 (collectively, the “Executive Officers”). David T. Brown retired effective as of December 6, 2007, as the President and Chief Executive Officer. Mr. Thaman became the Chairman, President and Chief Executive Officer effective December 6, 2007, immediately following Mr. Brown’s retirement. Effective as of September 17, 2007, Mr. Duncan Palmer commenced employment with the Company in the position of Chief Financial Officer. Mr. Palmer succeeded Mr. Thaman as Chief Financial Officer as of that date.

Introduction

As a global leader in building materials and high performance glass composites, we must employ highly talented individuals to build and grow our market leading businesses and ensure acceptable financial results. Consequently, we have designed our compensation and benefit programs to attract and retain highly qualified employees and to engage our employees to deliver the performance and financial returns that will drive stockholder value. In October 2006, we emerged from Chapter 11. The compensation programs that we had in place for our Executive Officers during our time in Chapter 11 were designed to address the significant challenges that we faced during those years. Since emerging from bankruptcy, we have made certain program changes to reflect our status as a publicly-traded company. These changes included revisions to compensation program design and structure, with appropriate equity-based compensation.

Detail regarding actual 2007 compensation and the specific amounts of such compensation can be found in the section below entitled “Executive Officer Compensation.”

Objectives of Our Compensation Programs – Our Philosophy

The Compensation Committee of our Board of Directors (which we refer to throughout this Compensation Discussion and Analysis as the “Committee”) is comprised entirely of independent directors and has responsibility for approving the compensation arrangements for our Executive Officers. The Committee acts pursuant to a charter that has been approved by our Board. The charter is updated periodically and can be found on the Company’s website at: http://www.owenscorning.com.

In 2007, the Committee retained a compensation consultant, Mercer Human Resource Consulting (“Mercer”, the “compensation consultant” or the “consultant”). Specifically, Mercer provided relevant market data, advice, alternatives and recommendations to the Committee with regard to the compensation of Executive Offices. The consultant is retained and engaged by the Committee, and the Committee is responsible for directing and reviewing the consultant’s work.

The compensation programs provided for our Executive Officers are designed to attract, retain and reward talented executives who contribute to our long-term success by building value for our stockholders. They are organized around four fundamental principles.

Our Compensation is Performance-Based

Our compensation plans are designed to drive and reward superior performance in a number of ways. Over the last five years, the Committee adjusted the compensation structure for all salaried employees, including the Executive Officers, by gradually decreasing their base pay and increasing their pay-at-risk. Base salary target levels were reduced from the 65th percentile to the 50th percentile of our peer companies. At the same time, annual performance-based incentive compensation target opportunities were increased from the 65th percentile to the 75th percentile of our peer companies, provided the Company achieved its performance goals. This change was phased in and placed substantially more pay at risk based on our overall performance.

In 2007, the companies comprising our peer group were reviewed by the Committee, with analysis and recommendations from the compensation consultant, and the group was updated to better reflect Owens Corning’s competition for people, customers and investment, and currently includes the following fifteen companies:

American Standard Armstrong Holdings Ball Corporation Black & Decker Lennox International Masco Mohawk Industries Louisiana Pacific	Owens-Illinois Eagle Materials PPG Industries Sherwin-Williams Stanley Works Temple-Inland USG

These companies are either in the building products industry, serve related markets, or use manufacturing processes similar to Owens Corning, and have size (measured in annual sales, market capitalization or number of employees), or complexity comparable to Owens Corning. This peer group is reviewed annually by the Committee to ensure the relevance of the companies to which we compare ourselves.

While compensation data from the peer group serve as our primary reference, we supplement this information with data from compensation surveys covering general industry companies of similar size based on annual sales. This additional data, compiled by our outside compensation consultant, enhances our knowledge of trends and market practices.

Both our annual incentive program (referred to as our Corporate Incentive Plan (“CIP”), which pays incentives based on Company performance over a one-year period), and our Long-Term Incentive Program (“LTIP”) (which pays incentive based on Company performance over a three-year period) are designed to provide incentive pay to the Executive Officers at levels that correspond to whether the Company-wide performance goals set by the Committee pursuant to those plans are attained. Our philosophy is to provide clearly defined financial incentives to motivate our leaders to deliver superior results which will drive stockholder value. Further detail with regard to the specific goals and results that the incentive programs are designed to reward is described below.

The maximum award opportunities for our Executive Officers under the Corporate Incentive Plan range from 1.3 to 2.8 times their base salary. The Committee utilizes negative discretion (see Tax Deductibility of Pay) to assess individual performance and generally targets awards at 50% of each executive’s maximum award opportunity. Target awards under the Long-Term Incentive Program range from 2.1 to 3.8 times base salary. The ranges reflect participation levels determined for each Executive Officer in these plans. The participation levels for each of our Executive Officers are based on their specific positions, responsibilities, accountabilities and impact within the Company, and the market analysis discussed above. Such target participation levels are also vetted against the participation levels of similarly situated executive officers at peer companies.

Accordingly, the compensation structure for our Executive Officers (base salary and participation in our annual and long-term incentive plans) is generally determined by reference to similar positions at companies within our peer group. Because our incentive plans are performance-based, whether the participation levels of Executive Officers in our incentive plans actually translate into pay at, above or below this targeted structure is in large part determined by the Company’s performance and by the Committee’s assessment of each Executive Officer’s individual performance.

The table below presents our targeted market positioning of Owens Corning’s on-going executive compensation program.

Pay Element	Target Market Position	Primary Market Reference	Owens Corning Compensation Element

Salary	50th Percentile of Median	Peer Group	Salary

Annual Incentives	75th Percentile	Peer Group	Corporate Incentive Plan (“CIP”)

Long-term Incentives	65th Percentile	Peer Group	Long-term Incentive Program (“LTIP”)

Total Compensation	65 Percentile	Peer Group	Combination of salary, annual and long-term incentives

We believe this market positioning provides a desirable mix of: (1) fixed versus variable pay-at-risk; and (2) annual versus long-term incentive opportunities. The Committee determines this mix based on the Company’s compensation philosophy and a review of practices at peer companies.

Our Compensation is Aligned with Stockholder Interests

We believe that total compensation should be driven by those business results that are best aligned with long-term stockholder value. The Committee selects funding criteria for the annual and long-term incentive programs that it believes will drive enterprise value and are correlated to stockholder return. Since the Company’s emergence from bankruptcy, the Committee, consistent with our focus on stockholder value, and consistent with market practices of peer companies, has begun phasing out the prior cash-based Long-Term Incentive Plan and converting to an equity-based program that uses three-year performance goals.

Our Compensation Programs Position Us to Compete for the Best Executive Talent

We believe that stockholders benefit when we can attract and retain talented executives. We accomplish this with compensation packages that are competitive, fair and appropriately reward outstanding performance. Our executive compensation program, while heavily weighted toward performance-based incentive plans, delivers total compensation at the 65th percentile of our peer group when the Company meets its performance goals. However, our Executive Officers can receive incentive compensation above or below the 65% percentile to the extent that the Company either exceeds or does not meet performance goals. To ensure that our programs remain market competitive, we benchmark our plans against the compensation programs of our peer companies with assistance from an external compensation consultant.

Our Compensation Programs Should Be Recognized as Challenging but Fair

We intend to create and maintain compensation programs that will be recognized as challenging and fair, both internally and externally. We will accomplish this by comparing the total compensation that is provided to our Executive Officers to:

(i)	the targeted compensation structure of similar executive officers at our peer companies (to measure external fairness);

(ii)	the actual compensation received by, and the corresponding results delivered by, similar executive officers at our peer companies (to measure external fairness);

(iii)	our other senior leaders at Owens Corning (to measure internal fairness); and

(iv)	the total compensation that the Committee, in its exercise of judgment after reviewing results achieved and impact on stockholders, believes is appropriate (to ensure overall fairness to the Executive Officers and stockholders).

The Elements of Our Compensation Program

The Committee emphasizes managing the Executive Officers’ total compensation. While each element is important, it is the total compensation of our Executive Officers that should correspond to their individual performance, the business results of the Company and value created for stockholders. The three main elements of our executive compensation program are base salary, an annual incentive opportunity (delivered through the Corporate Incentive Plan) and a long-term incentive opportunity delivered through the Long-Term Incentive Program which utilizes a substantial performance-based equity compensation component. Executives are also provided with benefits and perquisites, which comprise a relatively small portion of total compensation. The compensation policies and programs described herein, unless otherwise noted, are applied materially consistently with respect to all our Executive Officers.

Base Salary

Base salary levels for Executive Officers for any given year are generally reviewed by the Committee at its meeting in February. Adjustments in base salary on a year-over-year basis are dependent on the Committee’s assessment of Company and individual performance, while taking into account all elements of Executive Officer total compensation. When adjusting Executive Officer salaries, the Committee is mindful of its overall goal to keep base salary for our Executive Officers near the “median” or 50th percentile of companies in our peer group. The proportional amount of total compensation that is provided in the form of base salary is substantially less, assuming target performance levels are met, than the amount that is provided in the form of awards under our annual and long-term incentive programs, each of which is described below. For 2007, target performance levels for the incentive programs were not met so that the base salary was correspondingly a proportionally greater amount of the total compensation for the year than it would have been otherwise.

The Committee determines the CEO’s base salary, based upon a review of market data, time in position and individual and Company performance. For the remaining Executive Officers, the CEO makes recommendations to the Committee for its approval. The CEO makes recommendations based on several key factors for each Executive Officer, including:

•	the scope of responsibility and impact on the Company’s aggregate results;

•	the officer’s overall individual performance as evaluated by the CEO;

•	competitive salary levels;

•	the manner in which the officer interacts with and elevates the performance of the leadership team as a whole; and

•	the manner in which the officer demonstrates our Company’s values and sets the “tone at the top.”

In addition, when an Executive Officer is recruited from outside Owens Corning, the package necessary to attract candidates also plays a role in determining base salary and total compensation. The Committee considers the recommendations made by the CEO along with each of the factors described above and uses its judgment to make the final determination and approval of Executive Officer salaries in a manner which is consistent with the compensation philosophy, needs and interests of the Company.

Through the December 6, 2007 retirement of the Company’s former CEO, his base salary was below the 50th percentile of our peer group and the base salary of the former CFO/Chairman was higher than the 50th percentile of our peer group. This positioning was deliberate in recognition of the unique management partnership between our former CEO and the former CFO/Chairman (now CEO/Chairman), and the additional accountability associated with our former CFO/Chairman leading and chairing the Board of Directors. Currently, the base salary for all other Executive Officers is set at or near the 50th percentile of our peer group, with consideration given to the other factors and philosophy as described above. The CEO recommended and the Committee considered increases in base salary during 2007 for Executive Officers who were below the 50th percentile in market value and who were performing well based on an individual performance evaluation. Mr. Thaman was appointed CEO during 2007 and therefore received a commensurate increase in base salary based on the factors described above and the increased accountability of the position. Further specific information regarding annual salaries for the Named Executive Officers can be found in the Summary Compensation Table and discussion below.

Annual Incentive Plan

Our annual incentive plan is referred to as the Corporate Incentive Plan. The general amount of funding under the Plan available for all awards for the year (commonly referred to as CIP funding) is determined on the basis of the achievement of company-wide goals set for a single fiscal year, and individuals’ awards are determined based upon a discretionary assessment of individual performance. The Committee assesses the individual performance of the CEO, and reviews and approves the CEO’s assessment of individual performance of the other named executive officers in determining CIP amounts. Awards are paid in the form of a lump-sum cash payment, unless deferred pursuant to the Deferred Compensation Plan as described below.

Each year, at the initial Committee meeting for the year, the Committee selects performance objectives or “funding criteria” that are used to determine the overall incentive pool for the Company. For 2007, the Committee selected specific levels of adjusted Earnings Before Interest and Taxes (“EBIT”) and Cash Flow from Operations as the relevant performance objectives/funding criteria. EBIT was selected to emphasize the importance of generating increased levels of profitability. Cash Flow from Operations was selected to emphasize the same while adding the impact of working capital management.

Funding of the CIP can range, on the basis of Company performance, from Entry or Threshold Funding (zero CIP funding), to Target Funding (the target CIP funding established by the Committee), to Maximum Funding (two times the target CIP funding established by the Committee). For Company performance falling between the performance levels associated with Threshold and Target funding or with Target and Maximum funding, CIP funding would fall proportionately between the corresponding funding levels. For example, for Company performance falling two-thirds of the way between the performance levels associated with Threshold and Target funding, the resulting CIP funding would fall two-thirds of the way between Threshold and Target funding. Following the determination of the Company’s performance and corresponding CIP funding level, an assessment of individual performance then determines an Executive Officer’s actual incentive award under the CIP, as described more fully below.

When establishing Threshold, Target and Maximum CIP funding levels for 2007, the Committee used a variety of guiding principles, including:

•

Salaried employees, including the Executive Officers, should receive total compensation at the 65th percentile, provided they deliver the results and the business objectives called for in the Board-approved Operations Plan (which is a comprehensive strategic business plan for the Company) for the year.

•

Target CIP funding (the funding required for salaried employees to attain total compensation at the 65th percentile) should correspond with the performance and results necessary to achieve the Board-approved Operations Plan (i.e., for 2007, the Income From Operations and Cash Flow from Operations required by the Operations Plan).

•

Whether Target funding can be attained is a function of the degree of difficulty associated with the Operations Plan. Based on consideration and assessment of the Company’s performance history and the current business climate and competitive environment in the industry, the Committee believed the 2007 Operations Plan had a significant degree of difficulty.

•

Threshold Funding should be set so that it is frequently attained, with the mindset that as the CIP funds, it will create a pool from which the Company’s best performing employees can be rewarded for delivering desired business results.

•

CIP funding between Threshold and Target will create an available pool from which the best performing employees can receive awards, but is insufficient to compensate all salaried employees at the targeted 65th percentile, which the Committee believes is appropriate for a performance-based incentive plan.

•

Maximum Funding is also determined based on the Committee’s view of the degree of difficulty of the Operations Plan – the more difficult the Operations Plan/Target Funding is to achieve, the less incremental performance (above target performance) is required to reach Maximum Funding.

•

Maximum Funding should be set so that it is not frequently attained, with the mindset that it requires Company performance to be significantly higher than the Operations Plan to warrant CIP funding at or near Maximum.

•	CIP funding between Target and Maximum should reflect a level of performance that distinguishes the Company and its leaders, and translates into increased stockholder value.

•

When setting Threshold, Target and Maximum performance/funding levels for the CIP as noted above, the Committee strives to match desired business outcomes with incentive pay so that salaried employees, including the Executive Officers, are paid:

•	Total compensation at the 65th percentile when they deliver the performance and business outcomes necessary to attain the Operating Plan;

•	In the top quartile (above the 75th percentile) when they deliver top quartile performance, which is performance in excess of the planned target outcome; and

•	In the third/bottom quartile when they deliver performance below the targets reflecting the approved Operating Plan.

•

The Committee retains discretion to reduce funding or not pay annual incentive compensation even if the relevant performance targets are met (and vice versa), under certain circumstances. This discretion has been most frequently exercised to reduce plan funding and Executive Officer awards based on the Committee’s exclusion of the favorable funding impact of non-planned events, non-recurring events, large transactions and corresponding accounting treatments, but may also be used to increase plan funding based on similar adjustments. The Committee exercised its discretion to adjust the funding for the plan to neutralize the impact of discontinued and acquired operations taking place during the year.

For 2007, the funding targets for the annual CIP (excluding the impact of the Company’s discontinued and acquired operations), were as follows:

Corporate Incentive Plan	Threshold Funding	Target Funding	Maximum Funding

Adjusted EBIT (75% weight)	$330MM	$430MM	$510MM

Adjusted cash flow (25% weight)	$282MM	$348MM	$402MM

In 2007, the Company was faced with more difficult market conditions than envisioned when setting its Operations Plan. The Committee’s practice and philosophy has historically been that incentive plan funding should not be advantaged or disadvantaged as a result of Board-approved transactions. The Committee adjusted the funding targets for the annual CIP to neutralize the impact of discontinued and acquired operations transactions taking place during the year. Nevertheless, the Company did not achieve its adjusted income from operations and cash flow target goals. For 2007, CIP funding under the adjusted funding targets was approved at 15.7 % of target.

Once overall funding of the CIP is determined, actual awards are determined for Executive Officers based on their individual performance. To reinforce our performance culture, individual awards can range from 0% to 100% of each Executive Officer’s maximum award opportunity. The Committee utilizes negative discretion in determining actual awards. Factors considered in assessing individual performance include: the financial performance of individual business units, achievement of pre-determined strategic objectives and progress towards people development. Assessment of individual performance is based on a discretionary holistic assessment of the Executive Officer’s overall performance. There are no definitive pre-identified criteria for the assessment of individual performance, but some of the factors considered are described herein. The Committee determines the CEO’s individual award based upon its assessment of the CEO’s performance for the year. For the other Executive Officers, the assessment is made by the CEO for each Executive Officer on an individual basis and reviewed and approved by the Committee. When assessing individual performance, the considerations by the CEO and the Committee include those referenced above when determining base salary, as well as a comparison among Executive Officers to determine their relative contributions to the Company’s business results – with the goal being to differentiate awards based on performance. The Committee received recommendations from the CEO, assessed a performance evaluation for each of the executive officers and applied its judgment consistent with the factors described to review and approve the CIP payouts for each Executive Officer for 2007. The specific award amounts received by each of the Named Executive Officers for 2007 are reflected in the Summary Compensation Table below.

Long-Term Incentives

We believe Long-Term Incentive opportunities should align Executive Officer behaviors and results with key enterprise drivers and the interests of stockholders over an extended period of time.

Long-Term Incentive Program. Beginning in 2007, our Long-Term Incentive (“LTI”) program was re-designed into a primarily equity-based long-term incentive program that continued to make use of performance goals over a three-year period. The Long-Term Incentive Program (“LTIP”) uses overlapping three-year performance cycles, with a new cycle beginning each year. For prior performance periods, given our Chapter 11 status, the LTIP utilized only cash incentive opportunities.

For the three-year performance period commencing in 2007, the LTIP consisted of grants under the 2006 Stock Plan using two separate components: (1) Restricted Stock whereby vesting occurs and restrictions lapse at the completion of the three year period (employees in certain foreign jurisdictions receive Restricted Stock Units); and (2) Performance Share Units (“PSUs”) whereby vesting occurs at the completion of the three-year performance period and participants receive a settlement of their individual awards based on the Company’s performance against pre-established performance criteria. PSUs are settled half in cash (in an amount that is tied to the value of the Company’s common stock) and half in shares of Company common stock. This mix provides an increasing ongoing stake in the Company with each performance cycle, while also providing a cash payment at the completion of each cycle that reflects value added to the Company as a whole. The performance criteria used to determine the number of PSUs ultimately received by the participants are Earnings Per Share (weighted at 50%) and specific corporate objectives targeting various areas of Company performance (weighted at 10% each), as follows:

•	Sales growth through the residential reinsulation market in North America;

•	Achievement of specified synergies associated with the acquisition of Saint-Gobain’s Reinforcements and Composite Fabrics businesses (a.k.a. Vetrotex);

•	Increased operating margin in our residential roofing business;

•	Manufacturing excellence, improved safety and employee engagement measured by the reduction of our Recordable Incident Rate; and

•	Achievement of specified Energy Intensity Reduction goals.

Prior years’ LTIP awards provided an opportunity to receive a cash incentive payment at the completion of a three-year performance period. The performance objective/funding criterion for the performance period beginning in 2005 and ending in 2007 was based on the Company’s Return On Net Assets (“RONA”). RONA was selected to drive the efficient and profitable use of assets well above the Company’s cost of capital.

For the 2005-2007 performance period, LTIP funding was approved at 134% of Target based on Company performance against the following:

2005-2007 LTIP	Threshold Funding	Target Funding	Maximum Funding
Three-year average RONA	14.3%	16.8%	17.8%

Payouts are calculated based on the Company’s performance against the performance targets established for each performance period. Specific detailed information about the payout amounts received by each Named Executive Officer is reflected in the section below entitled “Executive Officer Compensation.”

Appointment Stock Grants. During 2007, the Company hired a new CFO and promoted the former CFO and Chairman to the position of President, CEO and Chairman. In connection with these appointments, the Committee utilized equity grants as a component of initial compensation upon appointment in order to induce acceptance of the appointment, to promote retention and to immediately align the interests of such appointed Executive Officer with the interests of our stockholders. For the President and CEO this grant consisted of restricted stock which vests upon achievement of specified stock price targets. For the CFO the appointment equity grant consisted of restricted stock and options which have a three-year cliff vesting. Utilizing information and advice from the compensation consultant with respect to peer company practices, and recommendations from management, the Committee applied its judgment to determine appointment grant levels sufficient to attract, retain and properly incentivize these key Executive Officers. The Committee prefers to utilize these one-time grants rather than offering a more substantial increase in base salary. Specific details of these grants are as disclosed in the tables and footnotes in the section below entitled “Executive Officer Compensation.”

Timing of Equity Awards. The Company does not have any program, plan or practice to time equity grants in coordination with the release of material, non-public information. In 2007, the Company granted stock options only to its newly-hired Senior Vice President and Chief Financial Officer. The exercise price of the stock options was determined by the closing price of the Company’s common stock on the date the Committee approved the award. Annual awards of restricted shares and performance share units are generally granted on the date of the Compensation Committee’s annual February meeting. The Company may also grant equity awards to newly-hired or promoted executives, effective on the start or promotion date.

Stock Ownership Guidelines. Effective January 1, 2007, the Committee established stock ownership guidelines for our Officers and Directors. These guidelines are designed to cause our Officers, including Executive Officers to increase their equity stake in Owens Corning, and thereby more closely link their interests with those of our stockholders. These stock ownership guidelines provide that within five years of the effective date of this guideline or of becoming an Executive Officer, each Executive Officer must own (not including unexercised stock options) shares of our common stock or vested stock units with a value of three to five times their base salary, depending on their position.

Perquisites

Our Executive Officers receive nominal perquisites which have an aggregate value of less than $10,000.

Management and the Committee review any perquisites provided to Executive Officers on a regular basis, to ensure that they continue to be appropriate. As a result of the most recent review, many of the perquisites received in prior years by Executive Officers were either reduced or discontinued for 2007.

Deferred Compensation Plan

Beginning in 2007, we implemented a Deferred Compensation Plan which allows officers, including the Executive Officers, to defer receipt of some or all of their cash incentive awards under the Annual and Long- Term Incentive Programs. Currently, base salary is not eligible to be deferred under this plan. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or Owens Corning stock. We do not match amounts that are deferred by participants. The Deferred Compensation Plan is not funded, and participants have an unsecured commitment from us to pay the amounts due under the plan. When such payments become distributable, the cash will be distributed from our general assets.

We provide this benefit in an effort to maximize the tax efficiency of our compensation program. We believe that provision of this benefit is important as a retention and recruitment tool as many of the companies with which we compete for executive talent provide similar plans to their senior employees.

Post-Termination Compensation

Severance Agreements. We have entered into severance agreements with our officers, including the Executive Officers. These agreements were approved by the Committee and the United States Bankruptcy Court while the Company was in bankruptcy. The severance agreements were adopted for the purpose of providing for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “cause” as this term is defined in the severance agreements. We believe that these agreements are important to recruiting and retaining our officers, as many of the companies with which we compete for executive talent have similar agreements in place for their senior employees. Based on practices among peer companies and consistent with the interests and needs of the Company, the Committee determined an appropriate level of severance payments and the circumstances which should trigger such payments. Therefore, the severance agreements with the Named Executive Officers provide, under certain termination scenarios, for the payment of an amount equal to two times base salary and annual incentive awards plus continuation of health insurance coverage for a maximum period of two years and, for certain Executive Officers, reimbursement with respect to any excise taxes that may be imposed under Section 280G of the Internal Revenue Code (this is evaluated annually and our analysis indicates that no such taxes are applicable to the current level of severance). The severance agreements provide for payments upon a “change in control” only if the individual is also terminated for reasons other than cause in connection with the change in control. This is commonly referred to as a “double trigger” severance provision. Payments under the severance agreements are made in cash and are paid in the form of a one-time lump-sum payment. Health care coverage provided under the severance agreements is provided in kind. Additional specific information regarding potential payments under these severance agreements is found under the heading “Potential Payments upon Termination or Change-in-Control.”

Pension Plan and Supplemental Pension Plan. Our Pension Plan is a funded, tax-qualified, noncontributory defined-benefit cash balance pension plan that covers certain employees, including the Executive Officers. Generally, the Pension Plan establishes a notional account into which a benefit equal to 4% of the participant’s annual base salary plus annual CIP incentive award is credited. This notional account earns interest based on five-year Treasury bills, and is paid upon reaching the normal retirement age unless the participant elects to receive an actuarial equivalent benefit at some earlier time following termination of employment with the Company consistent with the terms and conditions of the plan. The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law.

We also have a Supplemental Pension Plan (the “Supplemental Plan”) for which certain officers of the Company are eligible to participate, including the Executive Officers. This unfunded plan is paid out of our general assets and provides a benefit substantially equal to the difference between the amount that would have been payable under the Pension Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Pension Plan.

The specific pension arrangements of the Executive Officers may differ to the extent they are longer term employees who were part of the group of salaried employees whose traditional pension plan was frozen as of December 31, 2000. Such longer term employees may have benefits calculated differently than those hired after December 31, 2000. Each Executive Officer’s pension benefit is quantified in the 2006 Pension Benefits Table below.

Savings Plan or 401(k) Plan. We have a Section 401(k) Savings Plan (the “Savings Plan”) for our salaried employees in which the Executive Officers may participate. It is a tax-qualified plan in which participating employees may contribute a portion of their base salaries and annual incentive award CIP into their Savings Plan accounts, subject to applicable IRS limitations. In addition, we match an amount equal to one dollar for each dollar contributed by participating employees, up to a maximum of five percent of their regular earnings. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, subject to certain IRS exceptions.

We maintain the Savings Plan for our employees, including our Executive Officers, because we want to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a tax efficient manner.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to any “covered employee” under Section 162(m).

There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. Awards pursuant to our Annual and Long-Term Incentive Programs, together with performance share and stock option grants are intended to qualify as performance-based compensation meeting those requirements so that they are fully tax deductible. Restricted stock and restricted stock units are not considered performance-based under Section 162(m) of the Tax Code, and should they ever exceed $1 million when combined with base salary, they will not be tax deductible by the Company.

To maintain flexibility in compensating Executive Officers, the Committee desires to retain both positive and negative discretion so that when evaluating an Executive Officer’s performance it may increase or decrease incentive awards. Because Section 162(m) restricts the Committee to negative discretion, it generally uses higher target incentive participation levels and then exercises the appropriate “negative” discretion.

Disclosure of Specific Incentive Targets

With respect to both the Corporate Incentive Plan and the Long-Term Incentive Program, detail on the specific financial performance targets under these criteria for performance periods completed during the reporting period has been disclosed above. However, specific performance targets for ongoing and future performance periods is not disclosed because they are substantially based on the prospective strategic operations plans and corporate objectives of the Company, and disclosure of these prospective specific performance targets is not material to an understanding of our Executive Officer compensation for 2007. Such performance goals do not have a material impact on the compensation actually received in or attributable to the 2007 reported period. As described above, and as evidenced by the targets and outcomes described for the completed performance periods for the incentive compensation plans, the performance targets selected have a degree of difficulty which the Committee considers to be challenging but achievable. The Committee establishes the goals at the beginning of the performance period at levels that reflect our internal, confidential operations plan. These goals are within the ranges of what we have publicly disclosed for completed performance periods, and accordingly require a high level of financial performance in the context of the current business climate and over the performance periods to be achieved.

Compensation Committee Report:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By Compensation Committee:

Ralph F. Hake, Chairman

Gaston Caperton

F. Philip Handy

Ann Iverson

James J. McMonagle

Joseph F. Neely

EXECUTIVE OFFICER COMPENSATION

The following tables provide information on compensation and stock-based awards received by individuals who served as Owens Corning’s Principal Executive Officer and Principal Financial Officer during 2007 and the three other highest paid individuals who were serving as executive officers of Owens Corning at the end of 2007 (these six individuals collectively are referred to as the “Named Executive Officers”). Mr. Brown retired effective as of December 6, 2007, as the President and Chief Executive Officer. Mr. Thaman became Chairman of the Board, President and Chief Executive Officer effective December 6, 2007, immediately following Mr. Brown’s retirement. Effective as of September 17, 2007, Mr. Palmer commenced employment with the Company in the position of Chief Financial Officer. Mr. Palmer succeeded Mr. Thaman as Chief Financial Officer as of that date.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

David T. Brown Former President and Chief Executive Officer	2007 2006	793,750 750,000	— —	3,459,546 125,000	1,556,917 91,583	2,735,820 4,586,745	687,000 96,000	11,250 30,538	9,244,283 5,679,866

Michael H. Thaman (5) Chairman of the Board, President and Chief Executive Officer	2007 2006	711,458 650,000	— —	1,075,184 125,000	549,500 91,583	2,370,111 3,902,210	44,000 72,000	11,250 44,388	4,761,503 4,885,181

Duncan J. Palmer (6) Senior Vice President and Chief Financial Officer	2007	145,833	—	214,824	54,407	18,603	4,000	7,292	444,959

Charles E. Dana (7) Group President, Composite Solutions	2007 2006	430,627 393,752	— 217,496	454,458 58,333	256,433 42,739	757,429 1,125,273	67,000 407,000	11,250 37,368	1,977,197 2,281,961

David L. Johns Senior Vice President and Supply Chain and Information Technology Officer	2007 2006	367,500 367,500	— 228,288	434,874 58,333	256,433 42,739	702,311 1,153,323	44,000 80,000	11,250 39,838	1,816,368 1,970,021

Sheree L. Bargabos Vice President and President, Roofing and Asphalt Business	2007	365,313	—	434,874	256,453	632,637	—	11,250	1,700,527

(1)	The amounts reflected in these columns consist of restricted stock, non-qualified stock options and equity based performance share units granted under the Owens Corning 2006 Stock Plan. For Mr. Palmer, this column also reflects amounts related to an initial grant of restricted stock and non-qualified stock options made upon his commencement of employment with the Company. For Mr. Thaman, this column also reflects amounts related to the appointment grant of restricted stock made to him upon his appointment as President and CEO. The amounts shown reflect the dollar amounts recognized for 2007 financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R), disregarding the estimate of forfeitures related to service-based vesting conditions. This valuation method values restricted stock, non-qualified stock options and equity based performance share units granted in 2007 and in prior years. See Note 18 to the Consolidated Financial Statements included in our 2007 10-K for a discussion of the relevant assumptions made in such valuation. For further information on the 2007 awards, see the 2007 Grants of Plan-Based Awards table below.
(2)	The amounts reflected in this column consist of amounts received under the annual Corporate Incentive Plan (“CIP”) and the Long-Term Incentive Plan (“LTIP”) for the reporting period including: (1) awards under the 2007 CIP to each Named Executive Officer as follows: Mr. Brown received $ 174,666, Mr. Thaman received $128,915, Mr. Palmer received $18,603, Mr. Dana received $54,932, Mr. Johns received $37,503 and Ms. Bargabos received $27,960; and (2) awards under the LTIP for the three-year performance period beginning on January 1, 2005, and ending on December 31, 2007, to each Named Executive Officer as follows: Mr. Brown received $2,561,354, Mr. Thaman received $2,241,196, Mr. Palmer received $0, Mr. Dana received $702,497, Mr. Johns received $664,808 and Ms. Bargabos received $604,697.
(3)	The amounts reflected in this column consist of the increase in actuarial value of each Named Executive Officer’s pension benefits in 2007. The total accrued pension value is reflected in the Pension Benefits table below.
(4)	For 2007, the Named Executive Officers received perquisites which had an aggregate value of less than $10,000. For 2007 the amount shown represents matching contributions made by the Company on qualified savings plan contributions. The amounts reflected in this column for 2006 consist of: (1) perquisites and personal benefits for each of the Named Executive Officers and (2) matching contributions made by the Company on qualified savings plan contributions.
(5)	Mr. Thaman’s annual base salary effective as of December 6, 2007, is $950,000. Mr. Thaman’s base salary for 2007 reflects this salary change.
(6)	Mr. Palmer commenced employment effective September 17, 2007. Amounts shown reflect compensation from September 17, 2007 through December 31, 2007. Mr. Palmer has an annual base salary of $500,000.
(7)	Mr. Dana’s annual salary was increased during 2007 to $435,000. Mr. Dana’s salary amount shown for 2007 reflects this salary increase. Prior to September 2008, Mr. Dana was Vice President and President, Composite Solutions Business.

2007 Grants of Plan-Based Awards Table

The following table provides information regarding all awards granted during 2007 under the various compensation and incentive plans applicable to the Named Executive Officers. The narrative that follows describes such programs as reflected in the table. Amounts below reflect maximum incentive opportunities under the Long-Term Incentive Plan and Corporate Incentive Plan, each for the performance period commencing as of January 1, 2007. Actual awards for the 2007 Corporate Incentive Plan are reflected in Column (g) of the Summary Compensation Table and footnotes to the table. Plan funding and individual award amounts are determined as described in the narrative to these tables.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
David T. Brown	2007-2009 LTIP (1)	—	1,003,203	2,006,406	45,073	59,800	89,254				2,036,788
	2007 CIP (1)	—	1,120,000	2,240,000

Michael H. Thaman	2007-2009 LTIP (1)	—	854,702	1,709,403	38,401	50,948	76,042				1,735,289
	2007 CIP (1)	—	660,190	1,320,380							3,828,000
	Equity Grant (2)							200,000

Duncan J. Palmer	2007-2009 LTIP (1)	—	346,492	692,985	15,569	20,655	30,828				703,509
	2007 CIP (1)	—	94,791	189,582
	Equity Grant (3)							37,051			983,334
	Equity Grant (3)								69,470	26.99	644,682

Charles E. Dana	2007-2009 LTIP (1)	—	274,558	549,115	12,336	16,366	24,427				557,426
	2007 CIP (1)	—	282,750	565,500

David L. Johns	2007-2009 LTIP (1)	—	223,076	446,152	10,023	13,298	19,847				452,913
	2007 CIP (1)	—	238,875	477,750

Sheree L. Bargabos	2007-2009 LTIP (1)	—	223,076	446,152	10,023	13,298	19,847				452,913
	2007 CIP (1)	—	238,875	477,750

(1)	Reflects incentive opportunities under the Long-Term Incentive Plan and the Corporate Incentive Plan (“CIP”) for performance periods commencing in 2007. Actual award amounts for the 2007 CIP are reflected in Column (g) of the Summary Compensation Table and footnote 4 to the table. Plan funding and individual award amounts are determined as described in the narrative to these tables. Incentive plans provide no payout at or below threshold funding. Incentive payments are made only where plans fund above threshold. Estimated future payouts under the 2007-2009 LTIP are calculated assuming the base salary in effect for each Named Executive Officer as of the end of year.
(2)	Reflects restricted stock grant made to Mr. Thaman upon his appointment as President and CEO of the Company. The restricted stock granted to Mr. Thaman vests in 20% increments upon Company common stock closing at or above a certain price per share as follows: $30.00, $33.00, $36.00, $39.00 and $42.00.
(3)	Reflects restricted stock and options granted to Mr. Palmer upon his commencement of employment with the Company as Chief Financial Officer. These grants vest in full upon the third anniversary of the grant date.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment, Severance and Certain Other Arrangements

During 2007, each of the Named Executive Officers participated in the Company’s compensation and benefits programs for salaried employees as described here and reflected in the tables and accompanying footnotes. Each Named Executive Officer receives an annual base salary as reflected in the Summary Compensation Table above. The amount of such base salary as a component of the total compensation is established and reviewed each year by the Compensation Committee. Severance arrangements with each of the Named Executive Officers are as described below in the Potential Payments Upon Termination or Change-In-Control section of this Item.

Annual Incentive Plan – CIP

Owens Corning maintains the Corporate Incentive Plan, in which all salaried employees participate, with specific Company performance criteria adopted annually. Each of the Named Executive Officers is eligible to receive annual cash incentive awards based on his or her individual performance and on corporate performance against annual performance goals set by the Compensation Committee. Under the CIP for the 2007 annual performance period, the funding measures set by the Compensation Committee were based on “income from operations” (weighted at 75%) and “cash flow from operations” (weighted at 25%). Cash awards paid to the Named Executive Officers under the CIP for the 2007 performance period are reflected in Column (g) of the Summary Compensation Table above and the award opportunity under the 2007 CIP is reflected in the Plan-Based Awards Table above.

Long-Term Incentive Plan – LTIP

Owens Corning maintains a Long-Term Incentive Plan applicable to certain salaried employees as selected by the Compensation Committee, including each of the Named Executive Officers. The plan is designed to align participant compensation with the attainment of certain longer-term business goals established by the Compensation Committee. Any award under the LTIP is contingent on the attainment of such goals.

The plan uses three-year performance cycles, adopted annually, with payouts under the plan dependent upon corporate performance against performance goals set by the Company’s Compensation Committee for each cycle. The outstanding three-year cycles as of December 31, 2007, include: January 1, 2005, through December 31, 2007; January 1, 2006, through December 31, 2008; and January 1, 2007 through December 31, 2009. Awards to the Named Executive Officers under the LTIP for the cycle ending in 2007 are reflected in Column (g) of the Summary Compensation Table above and estimated future payouts of awards under the 2007-2009 cycle are reflected in the Plan-Based Awards Table above.

The award shown in the Plan-Based Awards Table represents the Named Executive Officer’s opportunity to earn the amount shown in the “maximum” column of the table if certain “maximum” performance goals established by the Compensation Committee at the beginning of the performance period are attained or exceeded during the performance period. In the event these “maximum” performance goals are not attained, then the Named Executive Officers may earn the amounts shown in the “target” column if the “target” levels of performance are attained, or the amounts shown in the “threshold” column if the “threshold” levels of performance are attained. Participants will earn intermediate amounts for performance between the maximum and target levels, or between the target and threshold levels, and will earn no amounts for performance at or below the threshold level.

For the performance period commencing in 2007, the LTIP award provides both a cash opportunity and an equity award under the Owens Corning 2006 Stock Plan in two separate components: (1) Restricted Stock or, depending on the jurisdiction, Restricted Stock Units (awarded under the 2006 Stock Plan as described below): recipients vest and restrictions lapse on these restricted stock awards at the completion of the three year performance period, based upon continued tenure during the performance period and without regard to the performance criteria; and (2) Performance Share Units (awarded under the 2006 Stock Plan as described below): recipients vest in these Performance Share Units at the completion of the three-year performance period and receive a settlement of the award based on the performance of the Company against pre-established performance criteria. The Performance Share Units are settled half in cash and half in Company common stock.

2006 Stock Plan

During 2006, the Company established the Owens Corning 2006 Stock Plan, which was approved by the USBC in connection with our predecessor OCD’s emergence from Chapter 11. In December 2007, the Amended and Restated Owens Corning 2006 Stock Plan was approved by our stockholders. The plan provides for participation by employees, management and directors and authorizes grants of stock options, stock appreciation rights, stock awards, restricted stock awards, restricted stock units, bonus stock awards and performance stock awards.

During 2006, all employees received a grant upon our predecessor’s emergence from Chapter 11 of at least 100 shares of restricted Company common stock or other equivalent interest. Certain members of management, including the Named Executive Officers, were granted one-time awards consisting of a combination of restricted shares of Owens Corning common stock and options to purchase shares of Owens Corning common stock. Each award of restricted stock and options vests in its entirety on the third anniversary of the award date, subject to accelerated vesting in the case of death, or continued vesting in the case of certain Company-approved retirements or in the event that the Company terminates the executive’s employment for a reason other than cause. With respect to the grants of restricted stock, any dividends paid by us on our common stock during the restricted period will accrue and be paid to the participant upon the vesting of the award. The options have an exercise price of $30.00 and an expiration date of 10 years following the grant date. No dividends accrue or are paid on options.

All grants of Restricted Stock or Restricted Stock Units and Performance Share Units, including those made as a part of the LTIP as described above and those grants made to Mr. Palmer upon his commencement of employment, and to Mr. Thaman upon his appointment as President and CEO, as described in the table and footnotes above, were made under the 2006 Stock Plan.

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer which was outstanding at the end of 2007.

2007 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, units or Other Rights That Have Not Vested ($)
(a)	(b)	(c) (1)	(d)	(e)	(f)	(g) (2)	(h) (3)	(i) (4)	(j) (3)
David T. Brown		150,000		30.00	10/31/2016	105,346	$2,130,096	58,908	$1,191,120
Michael H. Thaman		150,000		30.00	10/31/2016	300,854	$6,083,268	50,188	$1,014,801
Duncan J. Palmer		69,470		26.99	9/15/2017	47,533	$961,117	20,346	$411,396
Charles E. Dana		70,000		30.00	10/31/2016	43,305	$875,627	16,122	$325,987
David L. Johns		70,000		30.00	10/31/2016	41,748	$844,145	13,099	$264,862
Sheree L. Bargabos		70,000		30.00	10/31/2016	41,748	$844,145	13,099	$264,862

(1)	These options vest in full on the third anniversary of their grant date, subject to accelerated vesting in the case of death, or continued vesting in the case of certain Company-approved retirements or in the event that the Company terminates the executive’s employment for a reason other than cause.
(2)	These shares of restricted stock vest in full on the third anniversary of their grant date, subject to accelerated vesting in the case of death, or continued vesting in the case of certain Company-approved retirements or in the event that the Company terminates the executive’s employment for a reason other than cause. Restricted stock granted to Mr. Thaman upon his appointment as President and CEO vests in 20% increments upon Company common stock closing at or above a certain price per share as follows: $30.00, $33.00, $36.00, $39.00 and $42.00.
(3)	Market value is based on the closing price of the Company’s common stock as of the last trading day of 2007.
(4)	Reflects outstanding stock-settled Performance Share Units under the LTIP.

2007 Pension Benefits Table

The following table sets forth the required information regarding pension benefits for the Named Executive Officers as of the end of fiscal year 2007.

	Plan Name	Number of Years of Credited Service as of 12/31/2007 (#)	Present Value of Accumulated Benefit as of 12/31/2007 ($)(5)	Payments During 2007 Fiscal Year ($)
Mr. Brown	Qualified Plan (1)	29.61	708,000	—
	Top-Hat Plan (2)	29.61	1,635,000	—
	SERP (3)	N/A	N/A	—
	Total		2,343,000	—

Mr. Thaman	Qualified Plan (1)	15.37	76,000	—
	Top-Hat Plan (2)	15.37	300,000	—
	SERP (3)	N/A	N/A	—
	Total		376,000	—

Mr. Palmer	Qualified Plan (1)	0.29	4,000	—
	Top-Hat Plan (2)	0.29	—	—
	SERP (3)	N/A	N/A	—
	Total		4,000	—

Mr. Dana	Qualified Plan (1)	12.13	85,000	—
	Top-Hat Plan (2)	12.13	124,000	—
	SERP (3)(4)	18.20	783,000	—
	Total		992,000	—

Mr. Johns	Qualified Plan (1)	13.09	81,000	—
	Top-Hat Plan (2)	13.09	137,000	—
	SERP (3)	13.09	240,000	—
	Total		458,000	—

Ms. Bargabos	Qualified Plan (1)	30.17	259,000	—
	Top-Hat Plan (2)	30.17	51,000	—
	SERP (3)	N/A	N/A	—
	Total		310,000	—

(1)	Refers to benefits under the Company’s Cash Balance Plan or, if greater, under the Company’s Prior Plan as discussed below.
(2)	Refers to benefits under the Company’s non-qualified Supplemental Benefit Plan.
(3)	Refers to benefits under the Company’s Supplemental Executive Retirement Plan.
(4)

Mr. Dana has a specific individual arrangement with Owens Corning (pursuant to a written agreement with the Company) that provides a supplemental pension benefit based on Owens Corning’s pension plan formula in existence on his employment date, determined as if he had earned 1 1/2 years of service for each year worked, provided that he remained an Owens Corning employee for no less than ten years following his November 1995 employment date.

(5)	These values are calculated in accordance with requirements under FASB Statement No. 87.

Owens Corning maintains a tax-qualified noncontributory defined benefit cash balance pension plan (the “Cash Balance Plan”) covering certain salaried and hourly employees in the United States, including each of the Named Executive Officers. The Cash Balance Plan was adopted by Owens Corning in replacement of the qualified Salaried Employees’ Retirement Plan maintained prior to 1996, which we refer to as the Prior Plan, which provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. Under the Cash Balance Plan, each year, eligible employees generally earn a benefit of 4% of such employee’s covered pay. For this purpose, covered pay includes base pay and certain annual incentive compensation amounts payable during the year. Accrued benefits earn monthly interest based on the average interest rate for five-year U.S. treasury securities. Employees vest in the Cash Balance Plan on completion of five years of service. Vested employees may receive their benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave the Company.

As the Company transitioned from the Prior Plan to the current Cash Balance Plan, participating employees who were at least age 40 with 10 years of service as of December 31, 1995, including Mr. Brown and Ms. Bargabos, became entitled to receive the greater of their benefit under the Prior Plan frozen as of December 31, 2000, or under the Cash Balance Plan.

Each Named Executive Officer would have been entitled to payment of their vested accrued benefit under the tax-qualified plan in the event of a termination occurring on December 31, 2007, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $114,000; Mr. Palmer, although not yet vested, would upon death or disability have an accrued benefit of $6,000; Mr. Dana, $108,000; Mr. Johns, $110,000; and Ms. Bargabos, $343,000. Mr. Brown retired effective December 6, 2007, and became entitled to receive a lump-sum payment under the Cash Balance Plan in the amount of $707,970.

In addition to the tax-qualified pension plan, Owens Corning maintains Supplemental Pension benefits as described above under the heading “Compensation Discussion & Analysis (“CD&A”), including a non-qualified Supplemental Benefit Plan (the “SBP”) to pay eligible employees leaving the Company the difference between the benefits payable under Owens Corning’s tax-qualified pension plan and those benefits which would have been payable except for limitations imposed by the Internal Revenue Code. The Named Executive Officers participate in both the tax-qualified pension plan and the SBP.

Each Named Executive Officer would have been entitled to payment of their vested accrued benefit under the SBP in the event of a termination occurring on December 31, 2007, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $449,000; Mr. Palmer, no vested benefit has yet accrued under the SBP; Mr. Dana, $157,000; Mr. Johns, $185,000; and Ms. Bargabos, $57,000. Mr. Brown retired effective December 6, 2007, and became entitled to receive a lump-sum benefit under the SBP in the amount of $1,634,931.

In addition to the SBP, Owens Corning also maintains a Supplemental Executive Retirement Plan (the “SERP”) as a Supplemental Pension benefit covering certain employees and Named Executive Officers who join Owens Corning in mid-career. The SERP provides for a lump sum payment following termination of employment equal to a multiple of the covered employee’s Cash Balance Plan balance minus an offset equal to the present value of retirement benefits attributable to prior employment. Although such offsets may occur upon retirement, amounts shown in the above table do not reflect any such offset.

Each Named Executive Officer would have been entitled to payment of their vested accrued benefit under the SERP in the event of a termination occurring on December 31, 2007, valued as a lump-sum payable as of that date as follows: Mr. Thaman does not participate in the SERP; Mr. Palmer, no vested benefit has yet accrued under the SERP; Mr. Dana, $1,045,000, which includes his supplemental benefit as described in the footnotes to the Pension Benefits Table above; Mr. Johns, $325,000; and Ms. Bargabos does not participate in the SERP. Mr. Brown retired effective December 6, 2007, and was not a participant in the SERP.

NONQUALIFIED DEFERRED COMPENSATION

As described in the CD&A, the Company has established a Deferred Compensation Plan, effective January 1, 2007, under which eligible officers, including the Named Executive Officers, are permitted to defer some or all of their cash incentive compensation. (Currently, base salary is not eligible to be deferred under this plan.) Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or Owens Corning stock. The Company does not contribute nor does the Company “match” amounts that are deferred by participants None of the Named Executive Officers has elected to participate in the Plan. Accordingly, the table has been omitted from this Item.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into certain agreements and maintains certain plans under which the Company would provide compensation to Named Executive Officers in the event of a termination of employment or a change in control of the Company. The payment and benefit levels disclosed in the table below are determined under the various triggering events pursuant to these agreements which both define what constitutes the triggering event and provides those payments which would be due upon the occurrence of such events.

Severance agreements with the Named Executive Officers provide, under certain termination scenarios as reflected in the table below, for the payment of an amount equal to two times base salary and annual incentive compensation amounts plus continuation of health insurance coverage for a maximum period of two years and, in the case of Mr. Thaman, reimbursement with respect to certain taxes if applicable to the severance payments (our analysis indicates that no such taxes are applicable to the current level of severance). The severance agreements provide for payments upon a “change in control” only if the individual is also terminated for reasons other than cause in connection with the change in control. This is commonly referred to as a “double trigger” severance provision. Payments under the severance agreements are made in cash and are paid in the form of a one-time lump-sum payment. Health care coverage provided under the severance agreements is provided in kind.

The CIP and the LTIP each contain provisions that require continued employment during the performance period in order to be eligible to receive a payout under the plans. However, for involuntary termination for reasons other than cause, or for death, disability or retirement which occurs during the performance period, the participant may receive a pro-rated award for that performance period. Under the LTIP, for uncompleted three-year performance cycles for which a participant is eligible for such a pro-rated award, the award would be paid out, if performance targets are obtained, at the time that the award would normally have been paid following the end of the cycle. CIP and LTIP are incentive programs for which payments are made in one-time, lump-sum payments of cash or, in the case of certain portions of the LTIP, settled in Company common stock.

The Owens Corning 2006 Stock Plan provides, under certain circumstances as described above in this Item, for either continuation or acceleration of vesting of restricted stock and option awards. Vesting of the stock and option awards occurs only upon a change-in-control or upon the death of the holder. When vested, stock and option awards do not involve cash payments from the Company to the Named Executive Officers.

The Named Executive Officers are entitled, upon or following their termination, to their accrued benefits under the SERP or the SBP arrangements as described above. Named Executive Officers would also be entitled to the normal vested pension payments and other vested benefits which are generally available to all salaried employees who terminate employment with the Company under various circumstances.

Upon the occurrence of any triggering event the payment and benefit levels would be determined under the terms of the agreement. The specific definitions of the triggering events are set forth in detail in the agreements which have been filed as an exhibits to prior disclosures. In addition, severance payments are paid contingent upon confidentiality, a mutual release and an agreement not to compete.

Each of the retirement payments of vested accrued benefits that would have occurred upon a termination event described herein are set forth in the narrative to the 2007 Pension Benefits Table above.

Event and Amounts	Michael H. Thaman	Duncan J. Palmer	Charles E. Dana	David L. Johns	Sheree L. Bargabos
		(6)
Voluntary Termination
No other payments due	$—	$—	$—	$—	$—

Involuntary Termination for Cause
Outplacement Services	$50,000	$50,000	$50,000	$50,000	$50,000

Retirement
No other payments due (1)	N/A	N/A	N/A	N/A	N/A

Involuntary Not-For-Cause Termination
Corporate Incentive Plan (CIP)	$129,000	$19,000	$55,000	$38,000	$28,000
Long-Term Incentive Program (LTIP) (2)	$2,241,000	—	$702,000	$665,000	$605,000
Restricted Stock Awards (3)	—	—	—	—	—
Option Awards (3)	—	—	—	—	—
Performance Share Units (4)	—	—	—	—	—
Cash severance	$3,996,000	$1,650,000	$1,564,000	$1,321,000	$1,154,000
Health Care Continuation (5)	$16,000	$16,000	$19,000	$18,000	$19,000
Outplacement Services (5)	$50,000	$50,000	$50,000	$50,000	$50,000

Termination Upon a Change-in Control
Corporate Incentive Plan (CIP)	$855,000	$325,000	$283,000	$239,000	$239,000
Long-Term Incentive Program (LTIP) (2)	$1,593,000	—	$496,000	$496,000	$405,000
Restricted Stock Awards (3)	$6,083,000	$961,000	$876,000	$844,000	$844,000
Option Awards (3)	$—	$—	$—	$—	$—
Performance Share Units (4)	$676,000	$276,000	$216,000	$176,000	$176,000
Cash severance	$3,996,000	$1,650,000	$1,564,000	$1,321,000	$1,154,000
Health Care Continuation (5)	$16,000	$16,000	$19,000	$18,000	$19,000
Outplacement Services (5)	$50,000	$50,000	$50,000	$50,000	$50,000

Change-in-Control w/ No Termination
Restricted Stock Awards (3)	$6,083,000	$961,000	$876,000	$844,000	$844,000
Option Awards (3)	$—	$—	$—	$—	$—
Performance Share Units (4)	$676,000	$276,000	$216,000	$176,000	$176,000

Pre-Retirement Death
Corporate Incentive Plan (CIP)	$129,000	$19,000	$55,000	$38,000	$28,000
Long-Term Incentive Program (LTIP) (2)	$1,593,000	—	$496,000	$496,000	$405,000
Restricted Stock Awards (3)	$2,039,000	$961,000	$876,000	$844,000	$844,000
Option Awards (3)	$—	$—	$—	$—	$—

(1)	Mr. Brown retired effective December 6, 2007, and received payments under the qualified pension and supplemental pension plans as described in prior sections and became entitled to receive incentive plan payouts in the amount of $2,561,000.
(2)	These amounts reflect only the amounts due upon separation for the completed 2005-2007 LTIP performance period. As described above, under the LTIP, although not payable upon separation, additional pro-rated payments may be due following the completion of the performance period and contingent upon whether the Company performance targets are reached for the three year LTIP performance periods which have not yet been completed at the time of termination. Assuming performance is achieved at target, the Named Executive Officers may become entitled to receive additional pro-rated payments for the 2006-2008 LTIP performance period as follows: Mr. Brown, $1,250,000; Mr. Thaman, $1,062,000; Mr. Dana, $358,000; Mr. Johns, $331,000; and Ms. Bargabos, $315,000.
(3)	Stock and Option awards do not forfeit upon retirement, disability, or termination for reasons other than cause, but continue to vest under the normal vesting schedule. For voluntary termination or for termination for cause occurring before vesting, these awards would be forfeit. Vesting on Stock and Option awards are only accelerated in the case of change-in-control or death. The value of awards at vesting is uncertain and would reflect the then current value of the Company common stock. The amounts reflected in the table are calculated based on the closing stock price as of December 31, 2007.
(4)	Performance Share Unit awards do not forfeit upon death, retirement, disability, or termination for reasons other than cause, but would vest on a pro-rata basis as of the end of the performance period and would be determined consistent with performance only at the end of the performance period. The value of awards at the end of the performance period is uncertain and would reflect the performance against the established performance targets. For voluntary termination or for termination for cause occurring before vesting, these awards would be forfeit. Vesting on Performance Share Unit awards are only accelerated in the case of a change-in-control. For this table it is assumed that Performance Share Units would pay out at maximum for a change-in-control. The amount shown includes the value of both cash settled and stock settled units.
(5)	Where eligible for such benefits, the amount includes both health care continuation coverage and/or outplacement services. The value of health care continuation is based on the Company’s net plan cost and the coverage category in which the executive is enrolled, this value also assumes a typical premium increase and that the executive continues to pay the employee portion of the premium. The value of outplacement services assumes the maximum services available under the severance agreement. As a practical matter the actual value of such services is typically substantially less than the maximum.
(6)	Mr. Palmer’s severance benefit is presented here based upon his base salary as in effect as of December 31, 2007 and an assumed CIP payment for prior years in order to illustrate a payment more consistent with the type of payment contemplated by his severance agreement on an ongoing basis. Typically a severance benefit is based on a multiple of the sum of base salary and CIP for the prior year.

2007 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation for 2007 of the non-employee members of the Board of Directors of the Company. Employee directors do not receive additional compensation for such service. The narrative that follows the table describes the compensation programs applicable to the non-employee directors of the Company during 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)
(a)	(b)	(c) (4)	(d)	(e)	(f)	(g)	(h)
Norman P. Blake Jr.	118,000	79,033					197,033
Gaston Caperton	104,000	79,033					183,033
William W. Colville	91,000	79,033					170,033
Ralph F. Hake	101,277	79,033					180,310
F. Philip Handy	91,000	79,033					170,033
Landon Hilliard	123,250	79,033					202,283
Ann Iverson	107,500	79,033					186,533
James J. McMonagle	97,000	76,471					173,471
W. Howard Morris	97,000	76,471					173,471
Joseph F. Neely	97,000	79,033					176,033
W. Ann Reynolds	110,000	79,033					189,033
Robert B. Smith, Jr.	92,500	79,033					171,533
Marc Sole (2)	—	—					—
Daniel K. K. Tseung	98,500	79,033					177,533

(1)	Includes annual retainer as well as meeting and committee fees for 2007. Some or all of the annual cash retainer and meeting fees have been deferred under the Deferred Compensation Plan at the election of the individual as described herein. The amounts shown include all annual retainer and fees regardless of whether so deferred.
(2)	Director Marc Sole disclaimed compensation for service on the Board.
(3)	The amounts shown in this column relate to restricted stock granted as the equity component of the Directors’ annual retainer under the Owens Corning 2006 Stock Plan. In addition, during 2007, Messrs. McMonagle and Morris received an initial election grant of restricted stock on their appointment to the Board. These amounts reflect the dollar amounts recognized for 2007 financial statement reporting purposes in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. See Note 18 to the Consolidated Financial Statements included in our 2007 10-K for a discussion of the relevant assumptions made in such valuation. Each of these awards will vest on the third anniversary of the grant date, subject to accelerated or continued vesting as may be determined by the Compensation Committee.
(4)	During 2007 each director received a grant for 50% of their annual retainer in the form of 2,149 shares of restricted stock with a total grant date fair value of $62,514. In addition, Messrs. McMonagle and Morris received a grant upon appointment to the Board of 6,000 shares of restricted stock with a total grant date fair value of $174,540. At year end, the aggregate number of stock awards outstanding to each named individual (other than Mr. Sole) was 8,149 restricted shares.

The Company compensates each director who is not an employee pursuant to a standard annual retainer/meeting fee arrangement. Such arrangement provides for an annual cash retainer, annual Chair retainer and meeting fees as approved by the Compensation Committee. Non-employee directors receive an annual board retainer of $125,000. The Chair of the Audit Committee receives an additional annual cash retainer of $15,000, and the Chairs of all other board committees receive an additional annual cash retainer of $10,000. The Lead

Independent Director receives an additional annual retainer in the amount of $75,000. Directors receive cash meeting fees of $1,500 per meeting for attendance at each Board meeting, at each Committee meeting of which the director is a member and at each other function which the director is requested by the Company to attend. For 2007, annual board retainers were provided in the form of 50% cash and 50% in restricted shares of our common stock valued as of the first trading day of the year. Effective January 1, 2008, non-employee directors were permitted to choose to be paid in cash or Company stock, with a 50% stock requirement (i.e., Directors can choose to be paid from 50% to 100% in common stock, with the remainder to be paid in cash). Also effective January 1, 2008, the annual retainer and meeting fees will be paid on a quarterly basis. Each new director is eligible for a grant of 6,000 restricted shares of our common stock upon initial election or appointment to the Board. Non-employee directors receive no perquisites.

The restricted shares described above were granted under the Owens Corning 2006 Stock Plan. Any additional grants of shares or options to directors will be as determined by the Compensation Committee. Each award will vest in its entirety on the third anniversary of the grant, subject to accelerated or continued vesting as may be determined by the Compensation Committee. Any options issued will be issued with an exercise price at the then fair market value.

Owens Corning established a Deferred Compensation Plan, effective January 1, 2007, under which non-employee directors are permitted to defer some or all of their annual cash retainer, annual Chair retainer and meeting fees. Such deferred compensation will be credited to an individual account and will accrue gains or losses under notional investment funds available under the plan and as selected by the director (which include a fund indexed to Company common stock).

PROPOSAL 2. RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2009, subject to ratification by our stockholders.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed and services provided by the Company’s principal accountant for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006
	(In thousands)
Audit Fees (1)	$6,953	$5,596
Audit-Related Fees (2)	737	96
Tax Fees	32	73
All Other Fees (3)	12	59

Total fees	$7,734	$5,824

(1)	Amounts shown reflect fees for the years ended December 31, 2007 and 2006, respectively.
(2)	The fees included relate primarily to sell-side due diligence work. Amounts shown reflect fees billed in the years ended December 31, 2007 and 2006, respectively.
(3)	Amounts shown include fees related to benchmarking services and accounting research software.

The above amounts do not include $80,000 of fees billed in 2006 for audits of Company sponsored employee benefit plans. These fees were billed directly to the respective benefit plans.

It is the Company’s practice that all services provided to the Company by its independent registered public accounting firm be pre-approved either by the Audit Committee or by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee. No part of the independent registered public accounting firm services related to the Audit-Related Fees, Tax Fees, or All Other Fees listed in the table above was approved by the Audit Committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The following Audit Committee Report originally appeared in the 2007 10-K and is incorporated here.

AUDIT COMMITTEE REPORT:

The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in this annual report on Form 10-K with management and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board. The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and has discussed the independence of PricewaterhouseCoopers LLP with representatives of that firm.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

By Audit Committee:

Norman P. Blake, Jr., Chairman

Ralph F. Hake

Ann Iverson

W. Howard Morris

Joseph F. Neely

W. Ann Reynolds

Daniel K. K. Tseung

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2009 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio 43659 by July 3, 2009. The proposal should be sent to the attention of the Secretary of the Company.

Under our amended and restated bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations of director nominees and/or an other item of business to be properly brought before an Annual Meeting of Stockholders, a stockholder must give timely notice of such nomination or other item of business in writing to the Secretary of the Company at our principal executive offices and such other item of business must otherwise be a proper matter for stockholder action. If you are a stockholder and desire to introduce a nomination or propose an item of business at our 2009 Annual Meeting of Stockholders, you must deliver the notice of your intention to do so:

•

not earlier than the 120th day and not later than the 90th day prior to the first anniversary of this year’s Annual Meeting, if the date of the 2009 Annual Meeting is held within 30 days before or 60 days after the first anniversary of this year’s Annual Meeting;

•

if the date of the 2009 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the date of this year’s Annual Meeting, not earlier than the 120th day prior to the date of the 2009 Annual Meeting and not later than the later of the 90th day prior to the date of the 2009 Annual Meeting and the 10th day following the day on which a public announcement of the date of the 2009 Annual Meeting is made by the Company;

•

in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of this year’s Annual Meeting, only with respect to nominees for any new positions created by such increase, not later than the 10th day following the day on which such public announcement is made by the Company.

These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials relating to the meeting will use their discretion in voting at the meeting.

The Board is not aware of any matters that are expected to come before the 2008 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named as proxies intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Annual Meeting, please vote by telephone, on the Internet, or by mail.

If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

By order of the Board of Directors,

Stephen K. Krull

Secretary

Annex A

DIRECTOR QUALIFICATION STANDARDS

For a Company director to be considered independent under New York Stock Exchange rules (the “Rules”), the Board of Directors must determine that such director does not have any direct or indirect material relationship with the Company other than as a director. The Board has established these Director Qualification Standards to assist it in determining director independence in accordance with the Rules. The Board will consider relevant facts and circumstances in making an independence determination.

a.	A director will not be considered independent if:

(i)	the director is, or has been within the last three years, employed by the Company;

(ii)	an immediate family member of the director is, or has been within the last three years, employed by the Company as an executive officer;

(iii)	the director has received, or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service;

(iv)	(A) the director or an immediate family member is a current partner of the firm that is the Company’s internal or external auditor;

(B)	the director is a current employee of such firm;

(C)	the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or

(D)	the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

(v)	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(vi)	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company’s consolidated gross revenues.

b.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

(i)	if a Company director or an immediate family member is employed (including as an executive officer) by another company that has made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, has not exceeded the greater of $1,000,000 or one percent of such other company’s consolidated gross revenues;

(ii)	if a Company director or an immediate family member is employed (including as an executive officer) by another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is less than one percent of the total consolidated assets of such other company; and

(iii)	if a Company director or an immediate family member of a Company director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than one percent of that organization’s total annual charitable receipts during its last completed fiscal year.

c.	For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. The Board may determine that a director who has a relationship that exceeds the limits described in subsection (b) above (to the extent that any such relationship would not constitute a bar to independence under the Rules) is nonetheless independent.

OWENS CORNING WORLD HEADQUARTERS

ONE OWENS CORNING PARKWAY

TOLEDO, OHIO, U.S.A. 43659

ANNUAL MEETING OF STOCKHOLDERS OF

OWENS CORNING

Thursday, December 4, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¡	20530000000000001000 6	120408

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of Directors:

2.  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year.

3.  The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments or postponement of the Annual Meeting.

				☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Gaston Caperton
O Ann Iverson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph F. Neely
O W. Ann Reynolds
O Robert B. Smith, Jr.
☐	FOR ALL EXCEPT
(See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¡

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¡

☐	¡

OWENS CORNING

ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 4, 2008

Owens Corning Savings Plan

Owens Corning Savings and Security Plan

To:   Fidelity Management Trust Company, Trustee* of the Plans:

Receipt of proxy soliciting material for the above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in each of the Plans on October 7, 2008, the record date for the meeting and any adjournment or postponement thereof, and to effect that vote by executing a proxy or proxies in the form solicited by the Board of Directors of Owens Corning, as indicated on the reverse side.

THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE

PLEASE VOTE PROMPTLY

The Trustee of each Plan will vote shares for which a proper voting instruction is not received in the same proportion as the shares for which instructions have been received for such Plan. Voting instructions must be received by December 1, 2008.

*American Stock Transfer & Trust Company has been appointed Agent to tally the votes.

(Continued and to be signed on the reverse side)

¡	14475	¡

ANNUAL MEETING OF STOCKHOLDERS OF

OWENS CORNING

Thursday, December 4, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Standard Time on December 1, 2008.
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¡	20530000000000001000 6	120408

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of Directors:

2.  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year.

3.  The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments or postponement of the Annual Meeting.

				☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Gaston Caperton
O Ann Iverson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph F. Neely
O W. Ann Reynolds
O Robert B. Smith, Jr.
☐	FOR ALL EXCEPT
(See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¡

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¡

ANNUAL MEETING OF STOCKHOLDERS OF

OWENS CORNING

Thursday, December 4, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¡	20530000000000001000 6	120408

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of Directors:

2.  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year.

3.  The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments or postponement of the Annual Meeting.

				☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Gaston Caperton
O Ann Iverson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph F. Neely
O W. Ann Reynolds
O Robert B. Smith, Jr.
☐	FOR ALL EXCEPT
(See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¡

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¡

☐	¡

OWENS CORNING

ONE OWENS CORNING PARKWAY

TOLEDO, OHIO 43659

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Landon Hilliard, W. Ann Reynolds and Michael H. Thaman as proxies, each with full power of substitution, to represent and vote as designated on the reverse side all the shares of Common Stock of Owens Corning held of record by the undersigned on October 7, 2008, at the Annual Meeting of Stockholders to be held at Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, on December 4, 2008, or any adjournment or postponement thereof.

This Proxy when properly authorized will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR the nominees named in Proposal 1 and FOR Proposal 2. Whether or not direction is made, each of the Proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

¡	14475	¡

ANNUAL MEETING OF STOCKHOLDERS OF

OWENS CORNING

Thursday, December 4, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Standard Time on December 1, 2008.
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¡	20530000000000001000 6	120408

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of Directors:

2.  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year.

3.  The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments or postponement of the Annual Meeting.

				☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Gaston Caperton
O Ann Iverson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph F. Neely
O W. Ann Reynolds
O Robert B. Smith, Jr.
☐	FOR ALL EXCEPT
(See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¡

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¡